As filed with the Securities and Exchange Commission on December 7, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PURPLE BIOTECH LTD.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

4 Oppenheimer Street

Science Park

Rehovot 7670104, Israel

Tel: +972-3-933-3121

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address and telephone number of agent for service)

Copies to:

Avraham Ben-Tzvi, Adv.	Rick A. Werner, Esq. Jayun Koo, Esq.
ABZ Law Office	Haynes and Boone, LLP
15 Yad Harutzim St. Suite 203 Jerusalem 9342152, Israel Tel: +972 79 572-2070	30 Rockefeller Plaza, 26th Floor New York, New York 10112 Tel: +1 212 659-7300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities which remain unsold under the Registration Statement on Form F-3 (File No. 333-235327) (the “Unsold Securities”) filed on December 2, 2019, and declared effective on December 13, 2019 which is due to expire on December 12, 2022 (“Prior Registration Statement”). Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this Registration Statement, the Company may issue and sell securities under the Prior Registration Statement, including pursuant to the prospectus supplement to the base prospectus included in the Prior Registration Statement in connection with our existing Open Market Sale AgreementSM with Jefferies LLC (the “Sales Agreement”), dated June 9, 2021, until the earlier of the effective date of this Registration Statement or 180 days after December 12, 2022. In accordance with the terms of the Sales Agreement, we may offer and sell ADSs from time to time through Jefferies, acting as our agent under an “at-the-market” equity offering program (“ATM program”). Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below USD 75.0 million. As of the date of this prospectus such amount is approximately USD 11,600,000.

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to USD 200,000,000 of ordinary shares, which may be represented by American Depositary Shares (“ADSs”), preferred shares, warrants, overallotment purchase rights, subscription rights, units and/or capital notes (collectively, the “Shelf Securities”); and

●	a sales agreement prospectus that covers the offering, issuance and sale by us of up to a maximum aggregate offering price of USD 11,600,000 of ADSs from time to time under the Sales Agreement.

The base prospectus immediately follows this explanatory note. The specific terms of any Shelf Securities to be offered pursuant to the base prospectus other than the ADSs under the Sales Agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the ADSs to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The USD 11,600,000 of our ADSs that may be offered, issued and sold under the Sales agreement prospectus is included in the USD 200,000,000 of securities that may be offered, issued and sold by us under the base prospectus, with such availability limited however to the maximum aggregate offering price of the applicable sales agreement prospectus. Upon termination of the Sales Agreement, any portion of the USD 11,600,000 included in the sales agreement prospectus that is not sold pursuant to the sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full USD 11,600,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 7, 2022

USD 200,000,000

American Depositary Shares representing Ordinary Shares,

Ordinary Shares, Preferred Shares,

Warrants, Overallotment Purchase Rights,

Subscription Rights, Units and/or Capital Notes

Purple Biotech Ltd.

We may offer to the public from time to time in one or more series or issuances American Depositary Shares, or ADSs, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units and/or capital notes consisting of two or more of these classes or series of securities. Each ADS represents ten (10) of our ordinary shares.

We refer to the ADSs, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units and/or capital notes collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The Nasdaq Capital Market or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are currently traded on the TASE under the symbol “PPBT.” The last reported sale price of our ordinary shares on the TASE on December 6, 2022 was NIS 0.673, or USD 0.197, per share (based on the exchange rate reported by the Bank of Israel as of that date, which was NIS 3.408= USD 1.00).

The ADSs are currently listed on The Nasdaq Capital Market under the symbols “PPBT”. The last reported sale price of the ADSs on The Nasdaq Capital Market on December 6, 2022 was USD 1.88.

On December 7, 2022, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately USD 39.30 million, based on 181,091,050 ordinary shares outstanding (which would be represented by 18,109,105 of the ADSs) and a per ADS price of USD 2.17 based on the closing sale price of the ADS on The Nasdaq Capital Market on November 16, 2022. As of the date hereof, we have sold or offered 538,234 ADSs for a total of USD 1,488,609 pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below USD 75.0 million.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 5, in any applicable prospectus supplement and in the documents that we incorporate by reference for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, or ISA, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of USD 200,000,000. Furthermore, so long as the aggregate market value worldwide of our public float is less than USD 75 million, the aggregate market value of securities sold by us pursuant to this shelf registration statement during the period of 12 calendar months immediately prior to, and including, the sale, shall be no more than one-third of the public float. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.” This shelf registration statement is not being filed by us in connection with any presently contemplated securities offering.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

On June 9, 2021, we entered into an Open Market Sale AgreementSM (the “Sales Agreement”), with Jefferies LLC (“Jefferies”), for the sale of ADSs, representing our ordinary shares offered by the prospectus supplement filed on June 9, 2021 and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell ADSs having an aggregate offering price of up to USD 50,000,000 from time to time through Jefferies, acting as our agent. A new prospectus with respect to the Sales Agreement is included in this Registration Statement.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless the context otherwise indicates or requires, all references to:

●	the terms “Registrant,” “Purple”, “Purple Biotech”, “Company,” “we,” “us,” “our,” “our company” and similar designations refer to Purple Biotech Ltd., together with (i) its majority owned subsidiary, TyrNovo, (ii) its wholly owned subsidiary, FameWave, and (iii) its wholly owned subsidiary Purple Biotech GmbH, except where otherwise stated or where it is clear that the terms mean only Purple Biotech Ltd. exclusive of any subsidiaries,

●	“TyrNovo” refers to TyrNovo Ltd., the majority owned subsidiary of the Registrant,

●	“FameWave” refers to FameWave Ltd., the wholly owned subsidiary of Purple Biotech,

●	the terms “shekels”, “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel,

●	the terms “dollar”, “US$” or “USD” refer to U.S. dollars, the lawful currency of the United States of America,

●	the terms “Euro” or “€” refer to the Euro, the lawful currency of the European Union member states,

●	“ordinary shares,” “our shares” and similar expressions refer to the Registrant’s Ordinary Shares, no par value per share,

●	“ADS” refer to the American Depositary Shares representing the Registrant’s Ordinary Shares,

●	the “Companies Law” are to Israel’s Companies Law, 5759-1999, as amended, and

●	“Nasdaq” are to the Nasdaq Capital Market except where otherwise stated or where it is clear that the terms mean any of the Nasdaq exchanges.

Unless otherwise indicated, all information contained in this prospectus gives retrospective effect to:

●	A consolidation of our share capital at a ratio of 1:20 effective as January 4, 2019, such that: (i) each 20 ordinary shares of Purple Biotech were consolidated into one ordinary share of Purple Biotech and (ii) each 20 options of Purple Biotech (tradable and non-tradable) exercisable into ordinary shares outstanding immediately prior to the consolidation were consolidated into one option exercisable into one ordinary share of Purple Biotech at an exercise price equal to the pre-consolidation exercise price multiplied by 20.

●	A change in the ratio of ordinary shares to each ADS effective as of August 21, 2020, such that the ratio of ADSs to ordinary shares changed from one (1) ADS representing one (1) ordinary share to a new ratio of one (1) ADS representing ten (10) ordinary shares. All ADS numbers in this prospectus are reflected on a post-ratio change basis.

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PROSPECTUS SUMMARY

This summary highlights selected information about us and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” starting on page 5 of this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

The Company

We are a clinical-stage company developing first-in-class, effective and durable therapies that harness the power of the tumor microenvironment to overcome tumor immune evasion and drug resistance

We are focused on Oncology, which includes CM24, a humanized monoclonal antibody that blocks Carcinoembryonic Antigen Related Cell Adhesion Molecule 1 (“CEACAM1”), a novel immune checkpoint protein that supports tumor immune evasion and survival through multiple pathways, and NT219, a small molecule that simultaneously targets Insulin Receptor Substrate 1 and 2 (“IRS1/2”) and Signal Transducer and Activator of Transcription (“STAT3”), two signal transduction pathways involved in the development of cancer drug resistance mechanisms. In developing these therapeutic candidates, we address not only the tumor itself but also the tumor microenvironment, which we believe may improve patient outcomes.

●	We are advancing CM24 as a combination therapy with anti-PD-1 checkpoint inhibitors in a Phase 2 study for the treatment of pancreatic ductal adenocarcinoma (PDAC). We have entered into a clinical collaboration agreement with Bristol Myers Squibb for the Phase 1/2 clinical trials to evaluate the combination of CM24 with the PD-1 inhibitor nivolumab in addition to chemotherapy.

●	We are currently advancing NT219 in a Phase 1/2 study of NT219, in a dose escalation as a monotherapy treatment of solid tumors, and in a dose escalation of NT219 in combination with cetuximab, for the treatment of recurrent and metastatic squamous cell carcinoma of the head and neck cancer (SCCHN) or colorectal adenocarcinoma. These studies will be followed by an expansion phase of NT219 at its recommended Phase 2 level in combination with cetuximab in patients with recurrent and metastatic SCCHN.

In addition, we are seeking the acquisition of oncology therapeutic candidates at various stages of development to expand and diversify our portfolio of development efforts and to leverage on our development capabilities.

Corporate Information

We were incorporated under the laws of the State of Israel (under a previous name) on August 12, 1968. Our ordinary shares were originally listed for trading on the TASE in 1978 and the ADSs have been traded on Nasdaq since November 2015. Our ordinary shares are currently traded on the TASE under the symbol “PPBT”, and the ADSs are currently traded on Nasdaq under the symbol “PPBT”. The Company is headquartered at 4 Oppenheimer Street, Science Park, Rehovot 7670104, Israel and our telephone number is +972-3-933-3121. Our website address is www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Registration Statement and is not incorporated by reference herein. We have included our website address in this Registration Statement solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC at www.sec.gov.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page 5 of this prospectus and certain other matters discussed in this prospectus and the information incorporated by reference herein. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, including the safety and efficacy of our drug candidates, as well as the extent and number of additional studies that we may be required to conduct;

●	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	our ability to acquire or in-license additional therapeutic candidates;

●	a delay or rejection of an Investigational New Drug (application) (“IND”), New Drug Application (“NDA”) or Biologics License Application (“BLA”) for one or more of our therapeutic candidates;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate including the impact of any change in regulation and legislation that could affect the pharmaceutical industry, and the difficulty of predicting actions of the U.S. Food and Drug Administration (“FDA”) or any other applicable regulator of pharmaceutical products;

●	the research, manufacturing, preclinical and clinical development, commercialization, and market acceptance of our therapeutic candidates;

●	our ability to establish collaborations for our therapeutic candidates;

●	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

●	the implementation of our business model, strategic plans for our business and therapeutic candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, revenues, capital requirements and our needs for additional financing;

●	the impact of competitive companies, technologies on our industry; and

●	the impact of the public health, political and security situation in Israel, the U.S. and other countries in which we may operate or obtain approvals for our products or our business.

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SUMMARY OF RISK FACTORS

The following is a summary of some of the principal risks we face. The list below is not exhaustive, and investors should read the “Risk Factors” section included under the caption “Risk Factors” on page 5 of this prospectus, and certain other matters discussed in this prospectus and the information incorporated by reference herein.

●	We are a clinical-stage pharmaceutical company with a history of operating losses. We expect to incur significant additional losses in the future and may never be profitable;

●	Our limited operating history as a pharmaceutical research and development company makes it difficult to evaluate our business and prospects, and we depend on the success of a limited portfolio of drug candidates for our revenue, which could impair our ability to achieve profitability;

●	We will need to raise additional capital to achieve our strategic objectives of developing and commercializing our therapeutic candidates, as well as to develop, acquire and/or in-license additional therapeutic candidates, and our failure to raise sufficient capital would significantly impair our ability to fund our future operations, develop our therapeutic candidates, seek regulatory approval that is a prerequisite to selling any product, attract development or commercial partners, and retain key personnel;

●	Our long-term capital requirements are uncertain and subject to numerous risks;

●	Our clinical trials may fail to demonstrate adequately the safety and efficacy of our therapeutic candidates, which would prevent or delay regulatory approval and commercialization;

●	Our drug candidates may cause undesirable side effects or have other properties that could halt clinical development, prevent regulatory approval, limit commercial potential, or result in significant negative consequences;

●	If we and/or our potential commercialization partners are unable to obtain FDA and/or other foreign regulatory authority approval for our therapeutic candidates, we and/or our potential commercialization partners, will be unable to commercialize our therapeutic candidates;

●	Pre-clinical studies, chemistry, manufacturing, and controls (“CMC”), and clinical trials may involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future results. We and/or our potential commercialization partners will not be able to commercialize our therapeutic candidates without developing CMC satisfactory to regulatory authorities, completing preclinical and clinical studies, and then seeking to obtain regulatory approval, if such trials show that our therapeutic candidates are safe and effective;

●	If we do not establish collaborations for our oncology therapeutic candidates or any other therapeutic candidates that we may develop or acquire in the future, or otherwise raise substantial additional capital, we will likely need to alter our development and any commercialization plans;

●	Any collaborative arrangements that we establish may not be successful or we may otherwise not realize the anticipated benefits from these collaborations;

●	Our current business model is based largely upon the development or acquisition and commercialization of new combination products and new drug candidates that may have not yet been administered to humans or have limited history of treatment with humans. Unexpected difficulties or delays in successfully developing, acquiring or commercializing such combination and new drugs could have an adverse effect on our business, financial condition and results of operations;

●	We rely mainly on third parties to conduct our chemistry, manufacturing and controls, research and development, preclinical studies and clinical trials, and those third parties may not perform satisfactorily, including, but not limited to, failing to conform with quality standards for our drug candidates, which may endanger our clinical trial participants, recruit clinical trial investigators with the appropriate competencies and experience, recruit suitable candidates for our clinical trials and/or to meet established deadlines for the completion of such studies and trials;

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●	If third parties do not manufacture our current therapeutic candidates or any other therapeutic candidate that we may develop or acquire in the future in sufficient quantities in the required timeframe, at the required quality standards and at an acceptable cost, clinical development and commercialization of our therapeutic candidates could be delayed;

●	We rely on third-party contract vendors to manufacture and supply us with APIs to be compliant with the International Conference of Harmonization Q7 guidance and applicable laws and regulations, in the quantities we require on a timely basis;

●	We anticipate continued reliance on third-party manufacturers if we are successful in obtaining marketing approval from the FDA and/or other regulatory agencies for NT219, CM24 or any other therapeutic candidates we may develop or acquire in the future;

●	We and our third-party manufacturers are, and will be, subject to regulations of the FDA and other foreign regulatory authorities;

●	The manufacture of our drug candidates is complex, and we may encounter difficulties in production, particularly with respect to process development or scaling-up of our manufacturing capabilities. If we, or any of our third-party manufacturers, encounter such difficulties, our ability to supply drugs for clinical trials or our products (if approved) for patients on a timely basis could be materially delayed or adversely affected. In addition, this may cause an increase in costs that could result in our inability to maintain a commercially viable cost structure;

●	Pre-clinical studies and clinical trials may involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future results;

●	We may depend on a partner in conducting clinical trials with CM24 and NT219, and we may enter into future collaboration agreements with collaboration partners to develop and conduct clinical trials with, obtain regulatory approvals for, and to market and sell our therapeutic candidates. If such collaboration fails to perform as expected, our clinical trials and/or development plans will be delayed, and we will be required to seek other partners, which we may not be able to engage in a timely manner, if at all, and which may delay our development plans and therefore the potential for us to generate future revenue from our therapeutic candidates would be significantly reduced and our business would be significantly harmed;

●	Because CM24 and NT219, each, represents a novel approach to the treatment of disease, there are many uncertainties regarding the development, the production, the market acceptance, third-party reimbursement coverage and the commercial potential of CM24 and NT219;

●	The COVID-19 outbreak may adversely affect the development of our drug candidates, our ability to raise substantial additional capital and the results of our operations and financial condition;

●	Our oncology therapeutic candidates, if approved, or any other therapeutic candidates that may be approved for marketing in the future, might not be purchased or used, and our revenues and profits will not develop or increase;

●	Legal proceedings, third-party claims of intellectual property infringement and other legal challenges may require us to spend substantial time and money and could prevent us from, or delay us in, developing or commercializing our therapeutic candidates. An adverse result in any infringement claims or other legal challenges could have a material adverse effect on our business, results of operations and on our financial condition; and

●	We may be unable to adequately protect or enforce our rights to intellectual property, causing us to lose valuable rights. Loss of any of our intellectual rights may lead us to lose market share and could have an adverse effect on our business, results of operations and financial condition.

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RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

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CAPITALIZATION

The following table sets forth our consolidated unaudited capitalization as of September 30, 2022.

The amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus.

(In thousands, except share data)	Actual

Cash and cash equivalents and short-term deposits	33,084

Shareholders’ equity:
Ordinary shares	-
Share premium	125,747
Receipts on account of warrants	28,018
Capital reserves	9,688
Accumulated deficit	(111,562)

Total Shareholders’ equity	51,891
Non-controlling interest	219
Total capitalization	52,110

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities to fund the development of our current and future oncology drug candidates, acquisition of new assets and for general working capital purposes.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

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DESCRIPTION OF ORDINARY SHARES

A description of our Ordinary Shares can be found in Exhibit 2.1, Description of Share Capital, to our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on March 9, 2022.

Exclusive Forum for Shareholder Litigation

Our amended and restated articles of association provide that, unless we consent in writing to the selection of an alternative forum, the Tel Aviv District Court (Economic Division in the State of Israel (or, if the Tel Aviv District Court does not have jurisdiction, and no other Israeli court has jurisdiction, the federal district court for the District of New York) shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders, and (3) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law 5728-1968, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. In addition, unless we consent in writing to the selection of an alternative forum, and other than with respect to plaintiffs or a class of plaintiffs which may be entitled to assert claims in the courts of the State of Israel with respect to any causes of action arising under the Securities Act, the federal district courts of the United States for the District of New York shall be the exclusive forum for any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to these provisions. This forum selection provision will limit shareholders’ choice in selecting a judicial forum for disputes with us that it finds favorable or convenient and may have the effect of discouraging lawsuits against us or our directors and officers.

Establishment

We were incorporated under the laws of the State of Israel. We are registered with the Israeli Registrar of Companies in Jerusalem, Israel.

Share History

The following is a summary of the history of our share capital for the last three years.

Ordinary Share Issuances

In January 2019, in a registered direct offering on the Nasdaq, we raised USD 6 million gross (approximately USD 5.1 million net of placement agent fees and other offering related expenses). In this registered direct offering, we issued 342,857 ADSs and, in a concurrent private placement, 257,143 non-listed warrants to purchase 257,143 ADSs. Each non-listed warrant is exercisable until July 18, 2024 at an exercise price of USD 20.00 per ADS.

During 2019, we issued 97,000 ordinary shares on account of vested restricted stock units (“RSUs”) granted in 2017 and 2018.

During 2019, an aggregate of 29,000 warrants, which were issued in July 2017, were exercised into 29,000 ordinary shares for consideration of USD 43,000.

On March 14, 2019, we signed an agreement to acquire 100% of the capital stock of FameWave Ltd, a privately held biopharmaceutical company developing CM24 (“FameWave”), from its shareholders in exchange for newly-issued ADSs with an aggregate value of USD 10 million, priced at USD 12.30 per ADS, plus warrants to purchase 50% as many ADSs with an exercise price of USD 19.80 per ADS and a term of 4 years. In consideration of the transfer of the FameWave capital stock and completion of the other condition set forth in the acquisition agreement, the aggregate purchase price paid by us to FameWave shareholders was (a) 807,561 ADSs, (b) warrants to purchase 403,781 additional ADSs with a term of exercise of 4 years beginning on the date of issuance, and subject to other terms and conditions as set forth in the warrants, (c) 54,472 RSUs and (d) options to purchase 27,236 of our ordinary shares. Under the terms of the agreement, the sellers of Famewave exchanged their shares in FameWave for Purple ADSs and warrants and the company issued 284,553 additional ADSs to certain shareholders in exchange for an investment of USD 3.5 million.

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On March 16, 2020, in a public offering on the Nasdaq, we raised USD 6 million gross (approximately USD 4.6 million net of placement agent fees including non- cash fees and other offering related expenses). In this public offering, we issued an aggregate of 962,000 ADS and 1,038,000 pre-funded warrants which were immediately exercised (an exercise price of USD 0.001 per ADS), and warrants to purchase an aggregate of up to 2,000,000 ADSs (hereinafter the “March 2020 warrants”). The March 2020 warrants were exercisable at an exercise price of USD 3.25 per ADS and had a term of exercise period of 5 years from the date of the issuance. In addition, we issued to the placement agent (or its designees) warrants to purchase up to 140,000 ADSs at a value of USD 241 thousand which is included in the net amount raised above. The placement agent warrants are exercisable at an exercise price of USD 3.75 per ADS and will terminate on March 12, 2025.

On April 19, 2020, we entered into warrant exercise letters, with certain institutional investors holding the March 2020 warrants to purchase an aggregate of up to 2 million of ADSs, at an exercise price of USD 3.25 per ADS. The holders agreed to exercise their March 2020 warrants in full, for gross proceeds of approximately USD 6.5 million (approximately USD 5.4 million net of placement agent fees including non- cash fees and other offering related expenses). Under the exercise agreement, we also issued to the holders, in a private placement, new unregistered warrants to purchase up to an aggregate of 2.2 million ADSs at an exercise price of USD 3.25 per ADS (hereinafter the “new April 2020 warrants”). The new April 2020 warrants were exercisable immediately and had an exercise period of 5.5 years from the date of the issuance. In addition, we issued to the placement agent (or its designees) warrants to purchase up to 140,000 ADSs, which have the same terms as the new April 2020 warrants except for an exercise price of USD 4.0625 per ADS. On May 20, 2020 the new April 2020 warrants and the placement agent warrants were registered for trading.

On May 8, 2020, in a registered direct offering on the Nasdaq, we raised USD 10 million gross (approximately USD 8.4 million net of placement agent fees including non-cash fees and other offering related expenses). In this registered direct offering, we issued an aggregate of 2,500,000 ADSs at a purchase price of USD 4 per ADS. We also issued to the investors unregistered warrants to purchase up to an aggregate of 2,500,000 ADSs (hereinafter the “May 2020 warrants”). These May 2020 warrants have a term of 5.5 years, are exercisable immediately and have an exercise price of USD 4 per ADS. In addition, we issued to the placement agent (or its designees) compensation warrants to purchase up to 175,000 ADSs, at an exercise price of USD 5 per ADS. The placement agent warrants are immediately exercisable and have a term of 5 years from the date of the effective date of the offering. On July 17, 2020 the above May 2020 warrants and placement agent warrants were registered for trading.

On June 25, 2020, in a registered direct offering on the Nasdaq, we raised USD 35 million gross (approximately USD 30.7 million net of placement agent fees including non- cash fees and other offering related expenses). In this registered direct offering, we issued an aggregate of 3,888,889 ADSs at a purchase price of USD 9 per ADS. We also issued to the investors registered warrants to purchase up to an aggregate of 1,944,444 ADSs (hereinafter the “June 2020 warrants”) which have a term of 5 years and are exercisable immediately and have an exercise price of USD 9 per ADS. In addition, we issued to the placement agent (or its designees) registered compensation warrants to purchase up to 194,443 ADSs, at an exercise price of USD 11.25 per ADS. The registered placement agent warrants are immediately exercisable and have a term of 5 years from the date of the effective date of the offering.

During 2020, we issued 129,861 ADSs to a former placement agent in connection with the above 2020 fundraising transactions.

During 2020, we issued 5,636,600 ADSs as a result of exercises of March 2020 warrants, the new April 2020 warrants, the May 2020 warrants, and the June 2020 warrants.

During 2020, we issued 6,500 ADSs on account of vested RSUs granted in 2017, 2018 and 2020.

On June 9, 2021, we entered into the Sales Agreement with Jefferies LLC, for the sale of ADSs. In accordance with the terms of the Sales Agreement, the company may offer and sell ADSs having an aggregate offering price of up to USD 50,000,000 from time to time through Jefferies, acting as the company’s agent. During November and December 2021, we sold, under the Sales Agreement 126,160 ADSs under an “at-the-market” equity offering program (“ATM program”) at an average price of USD 4.46 per ADS. We raised USD 0.56 million gross (approximately USD 0.54 million net of placement agent fees and other offering related expenses).

During 2020 and 2021, we issued 1,706,666 ADSs as a result of exercises of May 2020 warrants.

During 2021 we issued 163,400 ADSs on account of vested RSUs granted in 2020 to officers, board members and employees.

During the nine months ended September 30, 2022, we sold, under the Sales Agreement with Jefferies LLC, approximately 453,650 ADSs, at an average price of USD 2.92 per ADS. Net proceeds to the Company, were approximately USD 1.26 million.

DESCRIPTION OF Preferred Shares

A description of our Preferred Shares can be found in Exhibit 2.1, Description of Share Capital, to our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on March 9, 2022.

DESCRIPTION OF American Depositary Shares

A description of the ADSs can be found in Exhibit 2.1, Description of Share Capital, to our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on March 9, 2022.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADSs and/or ordinary shares and/or Preferred Shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent and/or the warrant holder. Any warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Investors’ and Placement Agent’s Warrants in Private Placements

In June 2018 we issued to institutional investors unregistered warrants to purchase up to 163,000 ADSs representing 1,630,000 of our ordinary shares in private placements completed concurrently with a registered direct offering. Each warrant is exercisable on the issuance date and have a term of exercise equal to five and a half (5.5) years from the date on which first exercisable. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise. The exercise price per ADS purchasable upon exercise of the warrants is equal to USD 28 per ADS, subject to certain adjustments. We also issued unregistered warrants to purchase up to 22,820 ADSs representing 228,200 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADS and shares underlying them were registered by us in September 2019. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis at a per ADS exercise price equal to USD 31.25 per ADS and expire on June 1, 2023. Of the above unregistered warrants issued by us in June 2018, unexercised warrants to purchase 185,820 ADSs representing 1,858,200 of our ordinary shares were subsequently registered by us in September 2019.

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In January 2019 we issued to institutional investors unregistered warrants to purchase up to 257,143 ADSs representing 2,571,430 of our ordinary shares in private placements completed concurrently with a registered direct offering. Each warrant is exercisable on the issuance date and have a term of exercise equal to five and a half (5.5) years from the date on which first exercisable. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise. The exercise price per ADS purchasable upon exercise of the warrants is equal to USD 20 per ADS, subject to certain adjustments. We also issued unregistered warrants to purchase up to 24,000 ADSs representing 240,000 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADS and shares underlying them were registered by us in September 2019. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis at a per ADS exercise price equal to USD 21.875 per ADS and expire on January 18, 2024. Of the above unregistered warrants issued by us in January 2019, unexercised warrants to purchase 281,143 ADSs representing 2,811,430 of our ordinary shares were subsequently registered by us in September 2019.

On March 16, 2020, in a public offering on the Nasdaq, we raised USD 6 million gross (approximately USD 4.6 million net of placement agent fees including non- cash fees and other offering related expenses). In this public offering, we issued an aggregate of 962,000 ADS and 1,038,000 pre-funded warrants which were immediately exercised (an exercise price of USD 0.001 per ADS), and warrants to purchase an aggregate of up to 2,000,000 ADSs (hereinafter the “March 2020 warrants”). The March 2020 warrants were exercisable at an exercise price of USD 3.25 per ADS and had a term of exercise period of 5 years from the date of the issuance. In addition, we issued to the placement agent (or its designees) warrants to purchase up to 140,000 ADSs at a value of USD 241,000 which is included in the net amount raised above. All of the March 2020 warrants have since been exercised. All of the placement agent warrants remain exercisable at an exercise price of USD 3.75 per ADS and will terminate on March 12, 2025.

In April 2020, we entered into Warrant Exercise Letters (the “Exercise Agreement”), with certain institutional investors (the “Holders”) holding our warrants to purchase an aggregate of up to 2 million of ADSs (the “Exercise ADSs”), at an exercise price of USD 3.25 per ADS (the “March 2020 Warrants”), previously issued in a public offering pursuant to a registration statement on Form F-1 (File No. 333-235729) that was consummated in March 2020, pursuant to which the Holders agreed to exercise their March 2020 Warrants in full. Under the Exercise Agreement, we also agreed to issue to the Holders in a private placement new unregistered warrants to purchase 2,200,000 ADSs at an exercise price of USD 3.25 per ADS (the “April 2020 Investor Warrants”). The April 2020 Investor Warrants were exercisable immediately and have a term of exercise period of five and one-half (5.5) years from the date of the issuance. Each Holder (together with its respective affiliates) may not exercise any portion of the April 2020 Investor Warrants to the extent that the Holder would own more than 4.99% (or, at the Holder’s option upon initial issuance, 9.99%) of our outstanding Ordinary Shares immediately after exercise. However, upon at least 61 days’ prior notice a Holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Ordinary Shares after exercising the Holder’s April 2020 Investor Warrant up to 9.99% of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the April 2020 Investor Warrant. We also issued unregistered warrants to purchase up to 140,000 ADSs representing 1,400,000 of our ordinary shares to H.C. Wainwright & Co., LLC or its designees (the “April 2020 PA Warrants” and together with the April 2020 Investor Warrants, the “April 2020 Warrants”), which will have the same terms as the April 2020 Investor Warrants except for an exercise price of USD 4.0625 per ADS). Of the above unregistered April 2020 Warrants, unexercised warrants to purchase 2,340,000 ADSs representing 23,400,000 of our ordinary shares were subsequently registered by us in May 2020. All of the April 2020 Investor Warrants have since been exercised. The April 2020 PA Warrants remain exercisable as per their terms described above.

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In May 2020, we issued to certain institutional investors unregistered warrants to purchase up to 2,500,000 ADSs representing 25,000,002 of our ordinary shares at an exercise price of USD 4 per ADS (the “May 2020 Investor Warrants”) in private placements completed concurrently with a registered direct offering. The May 2020 Investor Warrants are exercisable immediately and have a term of exercise period of five and one-half (5.5) years from the date of the issuance. Each holder of a May 2020 Investor Warrant (together with its respective affiliates) may not exercise any portion of the May 2020 Investor Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon initial issuance, 9.99%) of our outstanding Ordinary Shares immediately after exercise. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Ordinary Shares after exercising the holder’s May 2020 Investor Warrants up to 9.99% of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the May 2020 Investor Warrant. We also issued unregistered warrants to purchase up to 175,000 ADSs representing 1,750,000 of our ordinary shares to designees of H.C. Wainwright & Co., LLC, the placement agent for May 2020 Offering (the “May 2020 PA Warrants,” and together with the May 2020 Investor Warrants, the “May 2020 Warrants”). All of the May 2020 Warrants remain unexercised. The May 2020 PA Warrants have the same terms as the May 2020 Investor Warrants except for an exercise price of USD 5.00 per ADS and a term of exercise period of five years from the effective date of the May 2020 Offering. Pursuant to the May 2020 Warrants, if at the time of exercise, a registration statement registering the issuance of the ADSs underlying the May 2020 Warrants under the Securities Act is not then effective or available, the holder may exercise the May 2020 Warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the May 2020 Warrants. Of the above unregistered May 2020 Warrants, unexercised warrants to purchase 2,675,002 ADSs representing 26,750,020 of our ordinary shares were subsequently registered by us in July 2020.

In June 2020, we issued to certain institutional investors registered warrants to purchase up to 1,944,444 ADSs representing 19,444,446 of our ordinary shares at an exercise price of USD 9 per ADS (the “June 2020 Investor Warrants”) as part of a registered direct offering of ADSs. The June 2020 Investor Warrants are exercisable immediately and have a term of exercise period of five (5) years from the date of the issuance. Each holder of a June 2020 Investor Warrant (together with its respective affiliates) may not exercise any portion of the June 2020 Investor Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon initial issuance, 9.99%) of our outstanding Ordinary Shares immediately after exercise. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Ordinary Shares after exercising the holder’s June 2020 Investor Warrants up to 9.99% of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the June 2020 Investor Warrant. We also issued registered warrants to purchase up to 194,443 ADSs representing 1,944,430 of our ordinary shares to designees of H.C. Wainwright & Co., LLC, the placement agent for June 2020 Offering (the “June 2020 PA Warrants,” and together with the June 2020 Investor Warrants, “the June 2020 Warrants”). All of the June 2020 Warrants remain unexercised. The June 2020 PA Warrants have the same terms as the June 2020 Investor Warrants except for an exercise price of USD 11.25 per ADS. Pursuant to the June 2020 Warrants, if at the time of exercise, a registration statement registering the issuance of the ADSs underlying the June 2020 Warrants under the Securities Act is not then effective or available, the holder may exercise the June 2020 Warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the June 2020 Warrants.

H.C. Wainwright served as our exclusive placement agent for the registered offerings of our securities in each of June 2020, May 2020, March 2020, January 2019, June 2018, and July 2017, and in connection with the Exercise Agreement in April 2020. H.C. Wainwright also served as an underwriter for our initial public offering on Nasdaq in November 2015 and follow-on public offering in June 2016. The placement agent’s warrants and the ADSs underlying the placement agent’s warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The placement agent (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate the placement agent’s warrants or the securities underlying the placement agent’s warrants, nor will it engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days after the effective date. The exercise price and number of ADSs issuable upon exercise of the placement agent’s warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

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FameWave Transaction Warrants

On March 14, 2019, we entered into the Acquisition Agreement to acquire 100% of FameWave Ltd. (“FameWave”). In consideration of the transfer of the FameWave shares to us and the other obligations set forth in the Acquisition Agreement, the aggregate purchase price paid by us for 100% of FameWave shares consisted of the issuance by us to the former FameWave shareholders, and, on behalf of FameWave, to certain other rights holders in FameWave, (a) 807,561 of ADSs and such ADSs with aggregate value of USD 9,933,000 based on the price per ADS of USD 1.23, which served as the total consideration for 100% of the fully diluted share capital of FameWave and (b) warrants to purchase 403,781 additional ADSs (the “FameWave Warrants”), with an exercise price equal to USD 1.98 per ADS, and with a term of exercise of 4 years beginning on the date of issuance, and subject to other terms and conditions as set forth herein and in the Warrant Agreements, the form of which was attached to the Acquisition Agreement. As part of the Acquisition Agreement, three investors in FameWave invested an aggregate USD 3.5 million in us in exchange for an additional 284,553 newly issued ADSs of the Company, priced at USD 1.23 per ADS. The transaction closed on January 7, 2020. In May 2020 we registered the 403,781 ADSs underlying the FameWave Warrants, all previously issued by us in January 2020. As of the date of this prospectus, none of the FameWave Warrants have been exercised.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find Additional Information” beginning on page 22 of this prospectus and “Incorporation of Certain Documents By Reference” beginning on page 25 of this prospectus. We urge you to read any applicable prospectus supplement and the applicable warrant agreement, in their entirety.

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DESCRIPTION OF OVERALLOTMENT PURCHASE RIGHTS

We may issue overallotment purchase rights to purchase ADSs and/or ordinary shares and/or Preferred Shares and/or warrants and/or subscription rights and/or units. Overallotment purchase rights may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Any overallotment purchase rights will be issued under a form of overallotment purchase right and/or overallotment purchase agreement to be filed with the SEC. The terms of any overallotment purchase rights to be issued and a description of the material provisions of the applicable form of overallotment purchase right will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any overallotment purchase rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the form of such overallotment purchase rights;

●	the aggregate number of such overallotment purchase rights;

●	the price or prices at which such overallotment purchase rights will be issued and exercised;

●	the currency or currencies in which the price of such overallotment purchase rights will be payable;

●	the securities purchasable upon exercise of such overallotment purchase rights;

●	the date on which the right to exercise such overallotment purchase rights shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such overallotment purchase rights which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such overallotment purchase rights are issued and the number of such overallotment purchase rights issued with each such security;

●	if applicable, the date on and after which such overallotment purchase rights and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the overallotment purchase rights;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the overallotment purchase rights;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the overallotment purchase rights, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any overallotment purchase rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of overallotment purchase right, which will be filed with the SEC if we offer overallotment purchase rights. For more information on how you can obtain copies of the applicable form of overallotment purchase right if we offer overallotment purchase rights, see “Where You Can Find Additional Information” beginning on page 22 of this prospectus and “Incorporation of Certain Documents by Reference” beginning on page 25 of this prospectus. We urge you to read the applicable form of overallotment purchase right and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares, and/or Preferred Shares, and/or ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share, and/or preferred share, and/or ADS upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares, and/or Preferred Shares, and/or ADSs, which may be purchased per subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find Additional Information” beginning on page 22 of this prospectus and “Incorporation of Certain Documents by Reference” beginning on page 25 of this prospectus. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information” beginning on page 22 of this prospectus and “Incorporation of Certain Documents by Reference” beginning on page 25 of this prospectus. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF CAPITAL NOTES

We may from time to time offer and sell under this prospectus capital notes, referred to herein as equity equivalent capital notes. When we offer to sell a particular series of capital notes, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of capital notes.

The capital notes are instruments of equity and not debt. Unless otherwise specified in a prospectus supplement, (i) the face amounts of the capital notes will not bear interest nor will they be linked to any index, (ii) the face amounts of the capital notes will only payable by us out of distributions made upon the winding-up, liquidation or dissolution of our company on a pari passu and pro rata basis with the holders of our ordinary shares and (iii) we will have no right to prepay or redeem the equity equivalent capital notes. In addition, the holder may at any time, convert the face amount of the equity equivalent capital notes, in whole or in part, without payment of any additional consideration, into ADSs or ordinary shares, as set forth in the equity equivalent capital note, at a conversion price agreed with the holder. Unless otherwise specified in a prospectus supplement, the equity equivalent capital notes shall have no maturity date and the right to convert into ADSs or ordinary shares shall not expire.

The terms of any particular series of equity equivalent capital notes will be set forth in the purchase agreement with the purchasers and the governing capital note certificate, each of which will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The foregoing summary of the equity equivalent capital notes is not complete. We encourage you to read the purchase agreement and capital note certificate, because they, and not this summary, will govern your rights as a holder of equity equivalent capital notes.

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TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

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PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange or

●	in any combination of these methods of sale;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

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Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

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These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares, Preferred Shares, or ADSs may be issued upon conversion of other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares, Preferred Shares, or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares, Preferred Shares, or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares, Preferred Shares, or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares, Preferred Shares, or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, Preferred Shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

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LEGAL MATTERS

The validity of the ordinary shares being offered pursuant to this prospectus has been passed upon by the Law Office of Avraham Ben-Tzvi, Adv., of Jerusalem, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Haynes and Boone LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Purple Biotech Ltd. and its subsidiaries as of December 31, 2021 and 2020 and for each of the years in the three-year period ended December 31, 2021, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the offering of our securities offered hereby. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are required to file reports and other information with the SEC under the Exchange Act, and the regulations thereunder applicable to foreign private issuers. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. The SEC maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through this web site at http://www.sec.gov. For so long as we are also listed on the TASE, these SEC filings are also generally available to the public on (i) the Israel Securities Authority’s Magna website at www.magna.isa.gov.il, (ii) the Tel Aviv Stock Exchange website at http://www.maya.tase.co.il, and (iii) from commercial document retrieval services.

In addition, since our ordinary shares are currently traded on the TASE, we also presently report to ISA and the TASE in accordance with the Securities Regulations (Periodic and Immediate Reports of a Foreign Body Corporate) 5761-2000, promulgated thereunder (the “Dual-Listed Reporting Requirements”). Pursuant to the Dual-Listed Reporting Requirements, we prepare our periodic and immediate reports in accordance with U.S. securities laws and reporting requirements. Our major shareholders are required to make applicable ownership disclosures in accordance with U.S. securities laws and reporting requirements. We generally initially file or furnish our reports, as applicable, to the SEC. We then submit copies of the SEC filings and submissions to ISA and TASE, including any filings made by our major shareholders with respect to their holdings in the Company, in accordance with the Dual-Listed Reporting Requirements. Such copies can be retrieved electronically through the websites for listed company reports of ISA (www.magna.isa.gov.il) and TASE (www.maya.tase.co.il).

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As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. As permitted under the Companies Law, and the Notice Regulations which were enacted pursuant to such law, and as set forth in our amended and restated articles of association, we are not required to physically deliver a notice of a shareholders meeting, a proxy statement or a voting slip. We prepare notices of general meetings of our shareholders, as well as the accompanying proxy statements, voting slips and voting instruction forms, (collectively, the “Proxy Materials”) in accordance with applicable laws, rules and regulations and disclosure requirements in the State of Israel, as such are applicable to a company whose shares are traded on both the TASE and the Nasdaq, and which reports to the SEC as a foreign private issuer and to ISA and the TASE in accordance with the Dual-Listed Reporting Requirements. Our Proxy Materials may not necessarily be mailed to our beneficial shareholders in Israel, or to our beneficial ADS holders in the U.S. We will furnish to the SEC on Form 6-K the forms of our Proxy Materials, and they will be made available to the public on the SEC’s website at www.sec.gov. For so long as we are also listed on the TASE, we will also submit the Proxy Materials to ISA and TASE and they will be made available to the public on their respective websites for listed company reports: www.magna.isa.gov.il and www.maya.tase.co.il. We will also include the Proxy Materials on our corporate website, to the extent required under the Companies Law and the applicable regulations enacted thereunder governing publication of notices of general meetings of our shareholders and the distribution of the Proxy Materials. The circulation of by us of any Proxy Materials should not be taken as an admission that we are subject to the proxy rules under the Exchange Act, nor as an admission that in doing so we are not availing, nor that we may not avail, ourselves of any, or all of, the exemptions set forth under Regulation 3 of the Companies Regulations (Relief Regulations for Companies Whose Securities are Listed for Trading on an Exchange Outside of Israel), 5760-2000. Furthermore, nothing in the form or content of, and/or the language in, any of our Proxy Materials should be taken as an admission by us with respect to that which is stated under Regulation 5 of the Notice Regulations concerning the applicability (or lack thereof) of instructions under relevant non-Israeli law as to the content our Proxy Materials, insofar as such may apply to certain matters on the agenda of the applicable meeting of securities holders.

In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year ending December 31, an annual report on Form 20-F containing financial statements which are examined and reported on, with an opinion expressed, by an independent registered public accounting firm. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. In addition, in accordance with the Nasdaq Listing Rules, as a foreign private issuer we are required to submit on a Form 6-K an interim balance sheet and income statement as of the end of the second quarter of each fiscal year. We have also agreed contractually under the Sales Agreement to provide on Form 6-K an interim balance sheet and income statement as of the end of the first and third quarters of each fiscal year.

We maintain a corporate website at www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

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Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

●	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19715 Tel: +1 (302) 738-6680 as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	The description of our ordinary shares, no par value per share, and the American Depositary Shares representing the ordinary shares, contained in Exhibit 2.1 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 9, 2022;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 9, 2022; and

●	our Reports on Form 6-K furnished to the SEC on January 6, 2022, February 4, 2022, February 9, 2022, April 11, 2022 (as amended by Form 6-K/A furnished on April 11, 2022), May 2, 2022, May 12, 2022, May 18, 2022, May 27, 2022, June 6, 2022, July 14, 2022, July 18, 2022, August 4, 2022, August 25, 2022, November 2, 2022, November 8, 2022, November 9, 2022 and November 15, 2022.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Purple Biotech Ltd.

4 Oppenheimer Street

Science Park

Rehovot 7670104, Israel

Tel: +972-3-933-3121; Fax: +972-3-509719

Attention: Chief Financial Officer

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the dates on the front cover of those documents, or such earlier date, that is indicated in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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OFFERING EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee and FINRA filing fee.

Pursuant to Rule 415(a)(6) under the Securities Act, a portion of the filing fee in the amount of USD 15,646.71 relates to USD 135,001,840.00 of securities which remain unsold under the Registration Statement on Form F-3 (File No. 333-235327) filed on December 2, 2019, and declared effective on December 13, 2019. We previously carried forward a registration fee of USD 21,131.35 in connection with the filing of the Prior Registration Statement of which USD 15,646.71 relates to the Unsold Securities. The USD 15,646.71 previously paid filing fee relating to such Unsold Securities under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. For reasons stated above, the net SEC registration fee paid in connection with this registration statement is USD 7,162.80. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	USD	22,809.51
FINRA filing fee[1]	USD	10,249.72
Legal fees and expenses	USD	20,000
Accountants fees and expenses	USD	10,000
Miscellaneous	USD	40,000

Total	USD	103,059.23

[1]	Fees previously paid to FINRA relating to the Unsold Securities registered under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. Fees paid to FINRA in connection with the filing of this registration statement are therefore calculated solely based on the proposed maximum aggregate offering price of the securities newly registered on this registration statement.

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USD 200,000,000

American Depositary Shares representing Ordinary Shares,

Ordinary Shares, Preferred Shares,

Warrants, Overallotment Purchase Rights,

Subscription Rights, Units, and/or Capital Notes

Purple Biotech Ltd.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 7, 2022

PROSPECTUS

Purple Biotech Ltd.

Up to USD 11,600,000

American Depositary Shares Representing Ordinary Shares

Pursuant to this prospectus and the accompanying base prospectus, we may offer and sell up to USD 11,600,000 of American Depositary Shares (“ADSs”) representing our ordinary shares. We previously entered into an Open Market Sale AgreementSM (the “Sales Agreement”), with Jefferies LLC (“Jefferies” or the “Agent”), dated June 9, 2021, relating to the sale of ADSs. In accordance with the terms of the Sales Agreement, pursuant to this prospectus and the accompanying base prospectus, we may offer and sell ADSs having an aggregate offering price of up to USD 11,600,000 from time to time through Jefferies, acting as our sales agent. To date, we have sold an aggregate of 664,394 ADSs pursuant to the Sales Agreement under a registration statement on Form F-3 (File No. 333-235327) filed on December 2, 2019, and declared effective on December 13, 2019, for aggregate gross proceeds of approximately USD 2,052,000.

The ADSs are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PPBT.” On December 6, 2022, the last reported sale price of the ADSs on Nasdaq was USD 1.88 per ADS. Our ordinary shares are also listed on the Tel Aviv Stock Exchange (“TASE”) under the symbol “PPBT.” On December 6, 2022, the last reported sale price of our ordinary shares on the TASE was NIS 0.673, or USD 0.197 per ordinary share (based on the exchange rate reported by the Bank of Israel on such date, which was NIS 3.408= USD 1.00).

Sales of the ADSs, if any, under this prospectus and the accompanying base prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific amount of securities but will act as a sales agent using commercially reasonable efforts to sell on our behalf all of the ADSs requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate up to 4.0% of the gross proceeds of any ADSs sold under the Sales Agreement. In connection with the sale of the ADSs on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or under the Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” on page 20 of this prospectus for additional information concerning the Jefferies’ compensation.

On December 7, 2022, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately USD 39.30 million, based on 181,091,050 ordinary shares outstanding (which would be represented by 18,109,105 ADSs) and a per ADS price of USD 2.17 based on the closing sale price of the ADSs on The Nasdaq Capital Market on November 16, 2022. As of the date hereof, we have sold or offered 538,234 ADSs for a total of USD 1,488,609 pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below USD 75.0 million.

After giving effect to these limitations and the current aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, we currently may offer and sell ADSs having an aggregate offering price of up to USD 11,600,000 under this prospectus supplement, which amount is in addition to the ADSs that we have sold to date in accordance with the Sales Agreement. If our public float increases such that we may sell additional amounts under the Sales Agreement and the registration statement of which this prospectus and the accompanying base prospectus is a part, we will file a prospectus supplement prior to making additional sales.

For any taxable year that we determine that we are a Passive Foreign Investment Company (“PFIC”), we may (i) provide notice of our status as a PFIC as soon as practicable following such taxable year; and (ii) comply with all reporting requirements necessary for U.S. Holders (as defined in this prospectus) to make Qualified Electing Fund elections, including providing to shareholders upon request the information necessary for such an election. See “Material Tax Considerations” for additional information.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 4 of this prospectus, on page 5 of the accompanying base prospectus and in the documents incorporated by reference into this prospectus and the accompanying prospectus.

None of the United States Securities and Exchange Commission, the Israel Securities Authority, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus is , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus and the accompanying base prospectus form part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document comprises two parts. The first part is this prospectus, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the ADSs we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or Jefferies. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus, any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus, any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus, any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise indicates or requires, all references to:

●	the terms “Registrant,” “Purple”, “Purple Biotech”, “Company,” “we,” “us,” “our,” “our company” and similar designations refer to Purple Biotech Ltd., together with (i) its majority owned subsidiary, TyrNovo, (ii) its wholly owned subsidiary, FameWave, and (iii) its wholly owned subsidiary Purple Biotech GmbH, except where otherwise stated or where it is clear that the terms mean only Purple Biotech Ltd. exclusive of any subsidiaries,

●	“TyrNovo” refers to TyrNovo Ltd., the majority owned subsidiary of the Registrant,

●	“FameWave” refers to FameWave Ltd., the wholly owned subsidiary of Purple Biotech,
●	the terms “shekels”, “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel,

●	the terms “dollar”, “US$” or “USD” refer to U.S. dollars, the lawful currency of the United States of America,

●	the terms “Euro” or “€” refer to the Euro, the lawful currency of the European Union member states,

●	“ordinary shares,” “our shares” and similar expressions refer to the Registrant’s Ordinary Shares, no par value per share,

●	the “Companies Law” are to Israel’s Companies Law, 5759-1999, as amended, and

●	“Nasdaq” are to the Nasdaq Capital Market except where otherwise stated or where it is clear that the terms mean any of the Nasdaq exchanges.

Unless otherwise indicated, all information contained in this prospectus gives retrospective effect to:

●	A consolidation of our share capital at a ratio of 1:20 effective as January 4, 2019, such that: (i) each 20 ordinary shares of Purple Biotech were consolidated into one ordinary share of Purple Biotech and (ii) each 20 options of Purple Biotech (tradable and non-tradable) exercisable into ordinary shares outstanding immediately prior to the consolidation were consolidated into one option exercisable into one ordinary share of Purple Biotech at an exercise price equal to the pre-consolidation exercise price multiplied by 20.

●	A change in the ratio of ordinary shares to each ADS effective as of August 21, 2020, such that the ratio of ADSs to ordinary shares changed from one (1) ADS representing one (1) ordinary share to a new ratio of one (1) ADS representing ten (10) ordinary shares. All ADS numbers in this prospectus are reflected on a post-ratio change basis.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the accompanying base prospectus and the offering of the securities offered by this prospectus in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus and the accompanying base prospectus outside the United States. This prospectus and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

For investors outside of the United States: We have not, and Jefferies has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The submission by us to the Israel Securities Authority (the “ISA”) and to TASE of a copy of this prospectus and the accompanying base prospectus, does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus and the accompanying base prospectus by any person in Israel, and no offer or solicitation in Israel may be made other than in compliance with applicable Israeli securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page 4 of this prospectus and certain other matters discussed in this prospectus and the information incorporated by reference herein. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, including the safety and efficacy of our drug candidates, as well as the extent and number of additional studies that we may be required to conduct;

●	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	our ability to acquire or in-license additional therapeutic candidates;

●	a delay or rejection of an Investigational New Drug (application) (“IND”), New Drug Application (“NDA”) or Biologics License Application (“BLA”) for one or more of our therapeutic candidates;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate including the impact of any change in regulation and legislation that could affect the pharmaceutical industry, and the difficulty of predicting actions of the U.S. Food and Drug Administration (“FDA”) or any other applicable regulator of pharmaceutical products;

●	the research, manufacturing, preclinical and clinical development, commercialization, and market acceptance of our therapeutic candidates;

●	our ability to establish collaborations for our therapeutic candidates;

●	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

●	the implementation of our business model, strategic plans for our business and therapeutic candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, revenues, capital requirements and our needs for additional financing;

●	the impact of competitive companies, technologies on our industry; and

●	the impact of the public health, political and security situation in Israel, the U.S. and other countries in which we may operate or obtain approvals for our products or our business.

PROSPECTUS SUMMARY

This summary highlights selected information about us and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” starting on page 5 of the accompanying base prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

The Company

We are a clinical-stage company developing first-in-class, effective and durable therapies that harness the power of the tumor microenvironment to overcome tumor immune evasion and drug resistance.

We are focused on Oncology, which includes CM24, a humanized monoclonal antibody that blocks Carcinoembryonic Antigen Related Cell Adhesion Molecule 1 (“CEACAM1”), a novel immune checkpoint protein that supports tumor immune evasion and survival through multiple pathways, and NT219, a small molecule that simultaneously targets Insulin Receptor Substrate 1 and 2 (“IRS1/2”) and Signal Transducer and Activator of Transcription (“STAT3”), two signal transduction pathways involved in the development of cancer drug resistance mechanisms. In developing these therapeutic candidates, we address not only the tumor itself but also the tumor microenvironment, which we believe may improve patient outcomes.

●	We are advancing CM24 as a combination therapy with anti-PD-1 checkpoint inhibitors in a Phase 2 study for the treatment of pancreatic ductal adenocarcinoma (PDAC). We have entered into a clinical collaboration agreement with Bristol Myers Squibb for the Phase 1/2 clinical trials to evaluate the combination of CM24 with the PD-1 inhibitor nivolumab in addition to chemotherapy.

●	We are currently advancing NT219 in a Phase 1/2 study of NT219, as a monotherapy treatment of solid tumors, and in a dose escalation of NT219 in combination with cetuximab, for the treatment of recurrent and metastatic squamous cell carcinoma of the head and neck cancer (SCCHN) or colorectal adenocarcinoma. These studies will be followed by an expansion phase of NT219 at its recommended Phase 2 level in combination with cetuximab in patients with recurrent and metastatic SCCHN; and

In addition, we are seeking the acquisition of oncology therapeutic candidates at various stages of development to expand and diversify our portfolio of development efforts and to leverage on our development capabilities.

Corporate information

We were incorporated under the laws of the State of Israel (under a previous name) on August 12, 1968. Our ordinary shares were originally listed for trading on the TASE in 1978 and the ADSs have been traded on Nasdaq since November 2015. Our ordinary shares are currently traded on the TASE under the symbol “PPBT”, and the ADSs are currently traded on Nasdaq under the symbol “PPBT”. The Company is headquartered at 4 Oppenheimer Street, Science Park, Rehovot 7670104, Israel and our telephone number is +972-3-933-3121. Our website address is www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Registration Statement and is not incorporated by reference herein. We have included our website address in this Registration Statement solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC at www.sec.gov.

THE OFFERING

ADSs offered by us

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below USD 75.0 million.

Therefore, this prospectus supplement covers ADSs having an aggregate offering price of up to USD 11,600,000.

Ordinary shares to be outstanding after this offering

After giving effect to the assumed sale of ADSs in the aggregate amount of USD 11,600,000 at an assumed offering price of USD 1.88 per ADS, the last reported sale price of the ADSs on the Nasdaq on December 6, 2022, the number of our ordinary shares to be outstanding after this offering is 245,979,309 ordinary shares (such number of ordinary shares would be represented by 24,597,930 ADSs).

Plan of Distribution	“At the market offering” that may be made from time to time through Jefferies. See “Plan of Distribution” on page 20 of this prospectus.
American Depositary Shares

Each ADS represents ten (10) ordinary shares. The ADSs will be delivered by The Bank of New York Mellon, as depositary (the “Depositary”).

The Depositary, as depositary, will be the holder of the ordinary shares underlying your ADSs and you will have rights as provided in the Deposit Agreement dated as of November 25, 2015, among us, The Bank of New York Mellon, as Depositary, and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as Exhibit 1 to the Registration Statement on Form F-6 filed with the SEC on November 6, 2015.

Subject to compliance with the relevant requirements set out in the prospectus, you may surrender your ADSs to the Depositary for cancellation and receive the ordinary shares underlying your ADSs.

The Depositary will charge you fees for such cancellation pursuant to the Deposit Agreement.

ADS Depositary	The Bank of New York Mellon.
Use of Proceeds

We intend to use the net proceeds of this offering to fund the development of our oncology drug candidates, acquisition of new assets and for general working capital purposes. We currently have no binding agreements or commitments to complete any transaction for the possible acquisition of new therapeutic candidates, though we are currently, and likely to continue, exploring possible acquisition candidates.

See “Use of Proceeds” for additional information.

Risk Factors

Before deciding to invest in our securities, you should carefully consider the risks related to our business, the offering and our securities, and our location in Israel. See “Risk Factors” on page 4 of this prospectus, on page 5 of the accompanying base prospectus and in the documents incorporated by reference herein and therein.

Listing	The ADSs are listed on Nasdaq under the symbol “PPBT” and our ordinary shares are listed on the TASE under the symbol “PPBT”.

The number of ordinary shares to be outstanding after this offering is based on 184,277,182 ordinary shares outstanding as of December 6, 2022 (not including one ordinary share held in treasury; such number of ordinary shares would be represented by 18,427,718 ADSs) and excludes:

●

26,988,126 ordinary shares issuable at a weighted average exercise price of NIS 2.072 (approximately USD 0.608) per share issuable to holders of our options or RSUs issued, as applicable, under our 2016 Equity Incentive Plan (such number of ordinary shares would be represented by 2,698,812 ADSs);

●	359,205 ordinary shares underlying 35,917 ADSs issuable upon exercise of the warrants issued in connection with our July 2017 private placement of warrants with an exercise price of USD 15.00 per ADS;

●	1,858,200 ordinary shares underlying 185,820 ADSs issuable upon exercise of the warrants issued in connection with our June 2018 private placement of warrants with an exercise price of USD 28.00 and the placement agent warrants issued as part of our June 2018 public offering with an exercise price of USD 31.25 per ADS;

●	2,571,430 ordinary shares underlying 257,143 ADSs issuable upon exercise of the warrants issued in our January 2019 private placement with an exercise price of USD 20.00 per ADS and 240,000 ordinary shares underlying 24,000 ADSs issuable upon exercise of placement agent warrants with an exercise price of USD 21.875 per ADS issued to the placement agent in our January 2019 offering;

●	4,037,805 ordinary shares underlying 403,781 ADSs issuable upon the exercise of warrants issued in connection with the closing of the FameWave Transaction with an exercise price of USD 19.80 per ADS;

●	1,400,000 ordinary shares underlying 140,000 ADSs issuable upon the exercise of the placement agent’s warrants issued in connection with our March 2020 public offering (the “March 2020 Public Offering”) with an exercise price of USD 3.75 per ADS;

●	1,400,000 ordinary shares underlying 140,000 ADSs issuable upon the exercise of the placement agent’s warrants issued in connection with our April 2020 Registered Warrant Exercise Transaction with an exercise price of USD 4.0625 per ADS;

●	7,933,334 ordinary shares underlying 793,333 ADSs issuable upon the exercise of warrants issued to investors in the private placement concurrent with the May 2020 registered direct offering (the “May 2020 Offering”) with an exercise price of USD 4.00 per ADS;

●	1,750,000 additional ordinary shares underlying 175,000 ADSs issuable upon the exercise of the placement agent’s warrants with an exercise price of USD 5.00 per ADS issued to the placement agent as compensation in connection with the May 2020 Offering;

●	19,144,446 ordinary shares underlying 1,914,444 ADSs issuable upon the exercise of warrants issued to investors in the June 2020 registered direct offering (the “June 2020 Offering”) with an exercise price of USD 9.00 per ADS; and

●	1,944,445 additional ordinary shares underlying 194,443 ADSs issuable upon the exercise of the placement agent’s warrants with an exercise price of USD 11.25 per ADS issued to the placement agent as compensation in connection with our June 2020 Offering.

RISK FACTORS

An investment in the ADSs involves a high degree of risk. Before deciding whether to invest in ADSs, you should carefully consider the specific factors discussed below and the risks described in our most recent Annual Report on Form 20-F, as well as the other information included or incorporated by reference in this prospectus and the accompanying base prospectus, including our consolidated financial statements and the related notes, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplements, before you decide to buy the ADSs. The risks and uncertainties described below and incorporated by reference in this prospectus and the accompanying base prospectus are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below or incorporated by reference in this prospectus and the accompanying prospectus, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Legal Proceedings and Intellectual Property

Legal proceedings and other legal challenges may require us to spend substantial time and money and could prevent us from or delay us in developing or commercializing our therapeutic candidates. An adverse result in legal challenges could have a material adverse effect on our business, results of operations and on our financial condition. Claims for indemnification by our directors and officers may also reduce our available funds to satisfy successful shareholder claims against us and may reduce the amount of money available to us.

From time to time, we may be involved in various lawsuits and legal proceedings concerning such laws as corporate and securities laws (including securities class action and shareholder derivative litigation), business laws, product liability laws, and environmental laws. For further information on a number of such legal proceedings, please see “Legal Proceedings” below.

The ongoing proceedings referred to above could result in significant legal defense costs and high punitive damage payments. Although we maintain directors’ and officers’ liability insurance (with an extension to cover the Company as well) and which is expected to cover much of our expected costs (legal and otherwise) in connection with the ongoing lawsuits and outstanding payments described in the section headed “Legal Proceedings” below, after payment by us of the policy deductibles, the insurance companies may reject our claims for coverage under the policy or the coverage may not be adequate to cover future claims. Furthermore, we may be required to indemnify our underwriters and other contractual counterparts for their legal defense costs or any other damages in certain lawsuits, and such indemnification may not necessarily be covered under the policy.

Additionally, we may be unable to maintain our existing directors’ and officers’ liability insurance in the future at satisfactory rates or adequate coverage amounts and may incur significant increases in insurance costs.

It is difficult to foresee the results of legal actions and proceedings currently involving us or those which may arise in the future, and an adverse result in these matters could have a material adverse effect on our business, results of operations and financial condition. In addition, any legal or administrative proceedings which we are subject to could require the significant involvement of our senior management and may divert management attention from our business and operations.

The Companies Law and our amended and restated articles of association permit us to indemnify our directors and officers for acts performed by them in their capacity as directors and officers. The Companies Law and our amended and restated articles of association provide that a company may not exempt or indemnify a director or an office holder nor enter into an insurance contract, which would provide coverage for any monetary liability incurred as a result of (a) a breach by the director or officer of his duty of loyalty, except for insurance and indemnification where the director or officer acted in good faith and had a reasonable basis to believe that the act would not prejudice the company; (b) a breach by the director or officer of his duty of care if the breach was done intentionally or recklessly, except if the breach was solely as a result of negligence; (c) any act or omission done with the intent to derive an illegal personal benefit; or (d) any fine, civil fine, monetary sanctions, or forfeit imposed on the officer or director.

We have issued letters of indemnification to our directors and officers, pursuant to which we have agreed to indemnify them in advance for any liability or expense imposed on or incurred by them in connection with acts they perform in their capacity as a director or officer, to the fullest extent permitted by applicable law, to the extent that these liabilities are not covered by insurance. The total amount of the indemnity will not exceed 25% of our then consolidated shareholders’ equity, per our most recent audited or reviewed consolidated financial statements.

Our indemnification obligations limit the personal liability of our directors and officers for monetary damages for breach of their duties as directors by shifting the burden of such losses and expenses to us. Although we have obtained directors’ and officers’ liability insurance, certain liabilities or expenses covered by our indemnification obligations may not be covered by such insurance or the coverage limitation amounts may be exceeded.

As a result of the proceedings summarized in the section headed “Legal Proceedings” below, as well as any other lawsuits or other claims which may be filed against our directors and officers, we may need to use a significant amount of our funds to satisfy our indemnification obligations, which could severely harm our business and financial condition and limit the funds available to shareholders who may choose to bring a claim against our company.

Risks Related to this Offering, Our Ordinary Shares, and the ADSs

The ADSs offered under this prospectus may be sold in “at-the-market” offerings, and investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs under this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of ADS sales made at prices lower than the prices they paid.

The actual number of ADSs we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Agent at any time throughout the term of the Sales Agreement. The number of ADSs that are sold by the Agent after delivering a sales notice will fluctuate based on the market price of ADSs during the sales period and limits we set with the Agent, as well as any limits under applicable law or exchange listing rules. Because the price per ADS sold will fluctuate based on the market price of the ADSs during the sales period, it is not possible at this stage to predict the number of ADSs that will ultimately be issued.

The market price of our ordinary shares and ADSs is subject to fluctuation, which could result in substantial losses by investors.

The stock market in general, and the market price of our ordinary shares on the TASE and ADSs on Nasdaq, are subject to fluctuation, and changes in the price of our listed securities may be unrelated to our operating performance. The market prices of our ordinary shares on the TASE and ADSs on Nasdaq have fluctuated in the past, and we expect it will continue to do so. The market price of our ordinary shares and ADSs is and will be subject to a number of factors, including:

●	announcements of technological innovations or new therapeutic candidates by us or by others;

●	announcements by us of significant acquisitions, strategic partnerships, in-licensing, out-licensing, joint ventures or capital commitments;

●	announcement by us of preclinical and clinical results;

●	our need to raise additional capital;

●	expiration or terminations of licenses, research contracts or other development or commercialization agreements;

●	public concern as to the safety of drugs that we, our current or potential development and commercialization partners or others develop;

●	the volatility of market prices for shares of biotechnology companies generally;

●	success or failure of research and development projects;

●	departure of key personnel;

●	developments concerning intellectual property rights or regulatory approvals;

●	variations in our and our competitors’ results of operations;

●	changes in earnings estimates or recommendations by securities analysts;

●	the outcome of any litigation and other legal proceedings;

●	changes in government regulations or patent decisions;

●	developments by our current or potential development and commercialization partners; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our ordinary shares and ADSs and result in substantial losses by investors.

Additionally, market prices for listed securities of biotechnology companies historically have been very volatile. The market for these listed securities has, from time to time, experienced significant price and volume fluctuations for reasons unrelated to the operating performance of any one company. In the past, following periods of market volatility, shareholders have often instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful. See also the Risk Factor entitled “Legal proceedings, third-party claims of intellectual property infringement and other legal challenges may require us to spend substantial time and money and could prevent us from or delay us in developing or commercializing our therapeutic candidates. An adverse result in any infringement claims or other legal challenges could have a material adverse effect on our business, results of operations and on our financial condition.” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated herein by reference.

Moreover, the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty during the past few years. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price ADSs or ordinary shares.

ADSs representing a substantial percentage of our outstanding ordinary shares may be sold in this offering, which could cause the price of the ADSs and our ordinary shares to decline.

Pursuant to this offering, and subject to limits we set with the Agent, as well as any limits under applicable law or exchange listing rules, we may sell up to 6,170,212 ADSs representing 61,702,120 ordinary shares (assuming an offering price of USD 1.88 per ADS, which was the last reported sale price of the ADS on Nasdaq on December 6, 2022, representing approximately 33.48% of our outstanding ordinary shares as of December 6, 2022), if we sell all of the USD 11.6 million of ADSs that could be offered pursuant to this prospectus. These sales and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, could materially adversely affect the price of the ADSs and our ordinary shares. We cannot predict the effect, if any, that market sales of those ADSs or the availability of those ADSs for sale will have on the market price of the ADSs and our ordinary shares.

U.S. Holders of ADSs may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

Based on the current composition of our gross income and assets and on reasonable assumptions and projections, we believe we will likely be treated as a passive foreign investment company (a “PFIC”), for U.S. federal income tax purposes for 2022. If we are characterized as a PFIC, U.S. holders of the ADSs may suffer adverse tax consequences such as (i) having gains realized on the sale of the ADSs treated as ordinary income rather than capital gain, (ii) not qualifying for the preferential rate otherwise applicable to dividends received in respect of the ADSs by individuals who are U.S. holders, and (iii) having interest charges apply to certain distributions by us and upon certain sales of the ADSs.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering to fund the development of our oncology drug candidates, acquisition of new assets and for general working capital purposes. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Holders of the ADSs may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

We may not sell the maximum amount of ADSs offered by this prospectus, and even if we sell the maximum amount of ADSs offered by this prospectus, we will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

The Agent in this offering is not required to sell any specific number of securities but will offer the securities using commercially reasonable efforts upon our delivery of sales notices, meaning that we may raise substantially less than the total maximum offering amount. We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use and proceed with possible acquisitions or in-licensing transactions, we will need significant additional financing, which we may seek to raise through, among other things, public and private equity offerings and debt financing. Any equity financings will likely be dilutive to existing shareholders, and any debt financings will likely involve covenants restricting our business activities. Additional financing may not be available on acceptable terms, or at all.

You may experience immediate and substantial dilution in the net tangible book value of the ADSs you purchase.

The ADSs sold in this offering, if any, will be sold from time to time at various prices. Because the price per ADS being offered may be higher than the current net tangible book value per ADS, and per underlying ordinary share, if you purchase ADSs in this offering, your interest will be diluted to the extent of the difference between the price per ADS you pay and the net tangible book value per ADS. Assuming the sale of ADSs in the aggregate amount of USD 11.6 million at an assumed offering price of USD 1.88 per ADS, the last reported sale price of the ADSs on December 6, 2022 on Nasdaq, and after deducting commissions and estimated offering expenses, and after giving effect to securities issuances between October 1 ,2022 and December 6 ,2022 (as described below in “Dilution”), our pro forma, as adjusted net tangible book value as of September 30, 2022 would have been USD 43 million, or USD 1.752 per ADS. This represents an immediate increase in net tangible book value of USD 0.037 per ADS to our existing ADS holders and an immediate dilution in pro forma, as adjusted net tangible book value of USD 0.128 per ADS to purchasers of ADSs in this offering. See “Dilution” on page 9 for a more detailed discussion of the dilution you will incur if you purchase ADSs in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future, in public offerings or private placements, offer additional ADSs or other securities convertible into or exchangeable for ADSs. We cannot assure you that we will be able to sell ADSs or other securities in any other offering at a price per ADS that is equal to or greater than the price per ADS paid by investors in this offering, and investors purchasing ADSs or other securities in the future could have rights superior to existing holders. The price per ADS at which we sell additional ADSs or other securities convertible into or exchangeable for ADSs in future transactions may be higher or lower than the price per ADS in this offering. Further, the exercise of outstanding warrants and options could result in further dilution to investors and any additional ordinary shares or ADSs issued in connection with acquisitions, should we choose to pursue any, will result in dilution to investors.

Future sales of our ordinary shares, ADSs or other securities convertible into our ordinary shares in the public market or other financings could cause the ADS price to fall.

Sales of a substantial number of our ordinary shares, ADSs, or other securities convertible into our ordinary shares in the public market, the perception that these sales might occur or other financings, could depress the market price of the ADSs and could impair our ability to raise capital through the sale of additional equity securities. A substantial majority of our outstanding ordinary shares and the ADSs are, and all of the ADSs to be sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act unless these ADSs are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, our ordinary shares and the ADSs issuable upon exercise of outstanding options and warrants will be eligible for sale in the public market to the extent permitted by applicable vesting requirements and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these ordinary shares and the ADSs can be freely sold in the public market upon issuance, subject to restrictions under applicable securities laws.

USE OF PROCEEDS

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below USD 75.0 million. Therefore, we may issue and sell ADSs having aggregate sales proceeds of up to USD 11,600,000 from time to time. Because there is no minimum offering amount required to be sold in connection with this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any ADSs under, or fully utilize, the Sales Agreement with the Agent as a source of financing.

We currently intend to use the net proceeds of this offering to fund the development of our oncology drug candidates, acquisition of new assets and for general working capital purposes. We currently have no binding agreements or commitments to complete any transaction for the possible acquisition of new therapeutic candidates, though we are currently, and are likely to continue, exploring possible candidates. There is no certainty that we will be able to complete any transactions for the possible acquisition of new therapeutic candidates.

Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty any or all of the particular uses for the net proceeds we receive from this offering, or the amounts, if any, that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the amount of cash generated by our operations, the relative success and cost of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, including a change in our planned course of development or the termination of a clinical development necessitated by the results of data received from preclinical studies or clinical trials, and other operational factors. As a result, our management will have broad discretion in the application of the net proceeds, which may include uses not set forth above, and investors in our securities will be relying on our judgment regarding the application of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated unaudited capitalization as of September 30, 2022.

●	on an actual basis;

●	on pro forma basis to give effect to the sale of 84,584 ADSs at an average offering price of USD 2.07 per ADS between October 1, 2022 and December 6, 2022;

●	on a pro forma, as adjusted basis to give further effect to the sale of ADSs in this offering.

The amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus.

		September 30, 2022
(In thousands, except share data)	Actual	Pro Forma	Pro Forma, As Adjusted

Cash and cash equivalents and short-term deposits	33,084	33,260	44,757

Shareholders’ equity:
Ordinary shares	-	-	-
Share premium	125,747	125,923	137,420
Receipts on account of warrants	28,018	28,018	28,018
Capital reserves	9,688	9,688	9,688
Accumulated deficit	(111,562)	(111,562)	(111,562)

Total Shareholders’ equity	51,891	52,067	63,564
Non-controlling interest	219	219	219
Total capitalization	52,110	52,286	63,783

DILUTION

If you invest in the ADSs, your investment will be diluted immediately to the extent of the difference between the offering price per one ADS you will pay in this offering and the as adjusted net tangible book value per ADS after giving effect to this offering.

Our net tangible book value as of September 30, 2022 was approximately USD 31 million, or approximately USD 1.713 per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by one-tenth of the total number of our ordinary shares outstanding as of September 30, 2022.

After giving effect to the sale of 84,584 ADSs at an average offering price of USD 2.07 per ADS between October 1 ,2022 and December 6 ,2022, our pro forma net tangible book value as of September 30, 2022 would have been USD 31.6 million, or USD 1.715 per ADS.

After giving effect to the assumed sale of ADSs in the aggregate amount of USD 11.6 million at an assumed offering price of USD 1.88 per ADS, the last reported sale price of the ADSs on the Nasdaq on December 6, 2022, and after deducting commissions and estimated offering expenses payable by us, our pro forma, as adjusted net tangible book value as of September 30, 2022 would have been USD 43 million, or USD 1.752 per ADS. This represents an immediate increase in net tangible book value of USD 0.037 per ADS to our existing ADS holders and an immediate dilution in net tangible book value of USD 0.128 per ADS to new investors in this offering, as illustrated by the following table:

Assumed offering price per ADS			USD	1.880

Net tangible book value per ADS as of September 30, 2022	USD	1.713
Increase in net tangible book value per ADS attributable to securities issuances between October 1 ,2022 and December 6, 2022	USD	0.002
Pro forma net tangible book value per ADS as of September 30, 2022	USD	1.715
Increase in net tangible book value per ADS attributable to this offering	USD	0.037
Pro Forma, as adjusted net tangible book value per ADS as of September 30, 2022, after giving effect to this offering			USD	1.752

Dilution per ADS to the new investors purchasing ADSs in this offering			USD	0.128

The number of ordinary shares to be outstanding after this offering is based on 183,431,342 ordinary shares outstanding as of September 30, 2022 (not including one ordinary share held in treasury; such number of ordinary shares would be represented by 18,343,134 ADSs) and excludes:

●

25,488,126 ordinary shares issuable at a weighted average exercise price of NIS 2.41 (approximately USD 0.68) per share issuable to holders of our options or RSUs issued, as applicable, under our 2016 Equity Incentive Plan (such number of ordinary shares would be represented by 2,548,812 ADSs);

●	359,205 ordinary shares underlying 35,917 ADSs issuable upon exercise of the warrants issued in connection with our July 2017 private placement of warrants with an exercise price of USD 15.00 per ADS representing 10 ordinary shares;

●	1,858,200 ordinary shares underlying 185,820 ADSs issuable upon exercise of the warrants issued in connection with our June 2018 private placement of warrants with an exercise price of USD 28.00 and the placement agent warrants issued as part of our June 2018 public offering with an exercise price of USD 31.25 per ADS;

●

2,571,430 ordinary shares underlying 257,143 ADSs issuable upon exercise of the warrants issued in our January 2019 private placement with an exercise price of USD 20.00 per ADS representing 10 ordinary shares and 240,000 ordinary shares underlying 24,000 ADSs issuable upon exercise of placement agent warrants with an exercise price of USD 21.875 per ADS ordinary shares issued to the placement agent in our January 2019 offering;

●	4,037,805 ordinary shares underlying 403,780 ADSs issuable upon the exercise of warrants issued in connection with the closing of the FameWave Transaction with an exercise price of USD 19.80 per ADS;

●	1,400,000 ordinary shares underlying 140,000 ADSs issuable upon the exercise of the placement agent’s warrants issued in connection with our March 2020 Public Offering with an exercise price of USD 3.75 per ADS;

●	1,400,000 ordinary shares underlying 140,000 ADSs issuable upon the exercise of the placement agent’s warrants issued in connection with our April 2020 Registered Warrant Exercise Transaction with an exercise price of USD 4.0625 per ADS;

●

7,933,334 ordinary shares underlying 793,333 ADSs issuable upon the exercise of warrants issued to investors in the private placement concurrent with the May 2020 Offering with an exercise price of USD 4.00 per ADS;

●	1,750,000 additional ordinary shares underlying 175,000 ADSs issuable upon the exercise of the placement agent’s warrants with an exercise price of USD 5.00 per ADS ordinary shares issued to the placement agent as compensation in connection with the May 2020 Offering;

●	19,144,446 ordinary shares underlying 1,914,444 ADSs issuable upon the exercise of warrants issued to investors in the June 2020 Offering with an exercise price of USD 9.00 per ADS; and
●	1,944,445 additional ordinary shares underlying 194,443 ADSs issuable upon the exercise of the placement agent’s warrants with an exercise price of USD 11.25 per ADS issued to the placement agent as compensation in connection with our June 2020 Offering.

The as adjusted financial information discussed above is illustrative only. To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that we raise additional capital by issuing equity, your ownership will be further diluted.

DIVIDEND POLICY

We anticipate that, for the foreseeable future, we will retain any future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends for at least the next several years. We did not declare dividends during the three most recent fiscal years.

The distribution of dividends may also be limited by the Companies Law, which, unless otherwise approved by a court under limited circumstances set forth under applicable law, permits the distribution of dividends only out of retained earnings or earnings derived over the two most recent fiscal years, according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings) provided that the date of the financial statements is not more than six months prior to the date of distribution, whichever is higher. We are also only permitted to distribute a dividend if our board of directors or the court, as applicable, determines that there is no reasonable concern that payment of a dividend will prevent a company from satisfying its existing and foreseeable obligations as they become due. Payment of dividends by our Israeli subsidiaries to us with respect to such subsidiary’s equity securities is subject to the same limitations according to the Companies Law. Our amended and restated articles of association provide that dividends will be paid at the discretion of, and upon resolution by, our board of directors, subject to limitations according to applicable law.

MATERIAL TAX CONSIDERATIONS

Taxation

Israeli Tax Considerations

General

The following is a summary of the material tax consequences under Israeli law concerning the purchase, ownership and disposition of our ordinary shares and the ADSs representing such ordinary shares.

This discussion does not purport to constitute a complete analysis of all potential tax consequences applicable to investors upon purchasing, owning or disposing of our ordinary shares and ADSs representing such ordinary shares. In particular, this discussion does not take into account the specific circumstances of any particular investor (such as tax-exempt entities, financial institutions, certain financial companies, broker-dealers, investors that own, directly or indirectly, 10% or more of our outstanding voting rights, all of whom are subject to special tax regimes not covered under this discussion). To the extent that issues discussed herein are based on legislation, which has yet to be subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will accord with any such judicial or administrative interpretation in the future, which could affect the tax consequences described below.

Potential investors are urged to consult their own tax advisors as to the Israeli or other tax consequences of the purchase, ownership and disposition of our ordinary shares or the ADSs being offered hereby, including, in particular, the effect of any foreign, state or local taxes. Where the following discussion refers only to the sale of our ordinary shares or to holders thereof, the discussion should be read as also applying to the ADSs and holders thereof.

General Corporate Tax Structure in Israel

Generally, the Israeli corporate tax rate applicable to Israeli resident companies is 23% in 2018 and thereafter.

Taxation of our Shareholders

Capital Gains

Capital gains tax is imposed on the disposition of capital assets by an Israeli resident for tax purposes and on the disposition of such assets by a non-Israeli resident for tax purposes if those assets are (i) located in Israel; (ii) shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless an exemption is available or unless an applicable double tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Israeli Income Tax Ordinance distinguishes between “Real Capital Gain” and the “Inflationary Surplus.” Real Capital Gain is the excess of the total capital gain over Inflationary Surplus. Inflationary Surplus is a portion of the total capital gain which is equivalent to the increase in the relevant asset’s cost base that is attributable to the increase in the Israeli Consumer Price Index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary Surplus is currently not subject to tax in Israel.

Real Capital Gain accrued by individuals on the sale of our ordinary shares or the ADSs representing our ordinary shares will be taxed at the rate of 25%. However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s means of control, which includes, among other things, the right to receive profits of the company, voting rights, the rights to receive proceeds upon the company’s liquidation and the right to appoint a director) at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%. Furthermore, where an individual claimed real interest expenses and linkage differentials on securities, the capital gain on the sale of the securities will taxed at a rate of 30%. Real Capital Gain derived by corporations is generally subject to the corporate tax rate (23% in 2018 and thereafter).

Corporate and individual shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income which is 23% for corporations in 2018 and thereafter, and a marginal tax rate of up to 47% in 2022 for individuals, not including excess tax for individuals (as described below).

Notwithstanding the foregoing, capital gains generated from the sale of our ordinary shares or the ADSs by a non-Israeli shareholder may be exempt from Israeli taxation under the Israeli Income Tax Ordinance provided that the following cumulative conditions are met: (i) the ordinary shares or ADSs were purchased upon or after the registration of the ordinary shares or ADSs on the stock exchange and (this condition will not apply to shares purchased on or after January 1, 2009) and (ii) the seller does not have a permanent establishment in Israel to which the generated capital gain is attributed. However, non-Israeli resident corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a 25% or more interest in such non-Israeli corporation, or (ii) are the beneficiaries of, or are entitled to, 25% or more of the income or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption would not be available to a person whose capital gains from selling or otherwise disposing of the ordinary shares or ADSs are deemed to be business income.

In addition, the sale of the ordinary shares or ADSs may be exempt from Israeli capital gain tax under the provisions of an applicable tax treaty. For example, the Convention between the Government of the U.S. and the Government of the State of Israel with respect to Taxes on Income (the “U.S.-Israel Double Tax Treaty”) exempts a U.S. resident (for purposes of the treaty) from Israeli capital gains tax in connection with the sale, exchange or disposition of our ordinary shares or ADSs, provided that: (i) the U.S. resident owned, directly or indirectly, less than 10% of the voting power of the Israeli resident company at any time within the 12 month period preceding such sale; (ii) the U.S. resident, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel; (iv) the capital gain arising from such sale, exchange or disposition is not attributed to real estate located in Israel, and (v) the capital gain arising from such sale, exchange or disposition is not attributed to royalties; however, under the U.S-Israel Double Tax Treaty, the taxpayer may be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S-Israel Double Tax Treaty does not relate to U.S. state or local taxes. In order to enjoy such benefits provided under a tax treaty a shareholder must present a valid withholding certificate issued by the Israel Tax Authority (“ITA”) prior to the payment.

Payers of consideration for the ordinary shares or ADSs, including the purchaser, the Israeli stockbroker or the financial institution through which the ordinary shares or ADSs are held, are obligated, subject to certain exemptions, to withhold tax upon the sale of ordinary shares or ADSs. The withholding tax is at the following rates: (i) if the seller is an individual, 25%, (ii) if the seller is an individual who is a Controlling Shareholder, as defined above, at the time of sale or at any time during the preceding 12-month period, 30%; and (iii) if the seller is a corporation, the Israeli corporate tax rate (currently 23%). These rates may be reduced or eliminated pursuant to the terms of an applicable tax treaty, subject to the receipt in advance of a valid withholding exemption certificate issued by the ITA prior to the applicable payment. In case of share purchase before 2012, a linear calculation for the taxable income using 20% before 2012 and 25% after 2012, will be applied.

Upon the sale of securities traded on a stock exchange, a detailed return, including a computation of the tax due, must be filed and an advanced payment must be paid to the ITA on January 31 and July 31 of every calendar year in respect of sales of traded securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Israeli Income Tax Ordinance and regulations promulgated thereunder, such return need not be filed and no advance payment must be paid. Capital gains should be reported within 30 days from the sale of the securities and also to be reported on annual income tax returns.

Dividends

Dividends distributed by a company from income, which is not attributed to a Preferred Enterprise (as defined in the Israel’s Encouragement of Capital Investment Law (1959)), to a shareholder who is an Israeli resident individual will generally be subject to income tax at a rate of 25%. However, a 30% tax rate will generally apply if the dividend recipient is a Controlling Shareholder, as defined above, at the time of distribution or at any time during the preceding 12-month period. If the recipient of the dividend is an Israeli resident corporation, such dividend will generally not be subject to tax, provided that the income from which such dividend is distributed, was derived or accrued within Israel.

Dividends distributed by an Israeli resident company from income, which is not attributed to an Approved Enterprise, Benefited Enterprise (as such terms are defined in the Israel’s Encouragement of Capital Investment Law (1959)), or Preferred Enterprise, to a non-Israeli resident (either an individual or a corporation) is generally subject to Israeli withholding tax on the receipt of such dividends at the rate of 25% (30% if the dividend recipient is a Controlling Shareholder (as defined above) at the time of distribution or at any time during the preceding 12-month period). To the extent the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) the withholding tax will be at a rate of 25%. Dividends distributed by an Israeli resident company from income attributed to a Preferred Enterprise (including a Special Preferred Enterprise, Preferred Technological Enterprise or Special Preferred Technological Enterprise (as defined in the Israel’s Encouragement of Capital Investment Law (1959))), will generally be subject to withholding tax in Israel at the following rates: Israeli resident individuals — 20%; Israeli resident companies — 0%; non-Israeli resident, 20% or such lower rate as may be provided in an applicable tax treaty, in each case, subject to the receipt in advance of a valid tax certificate from the ITA allowing for such tax rate)).

These rates may be reduced under the provisions of an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). For example, under the U.S.-Israel Double Tax Treaty, and subject to the eligibility to the benefits under such treaty, the following tax rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding voting shares of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain types of interest or dividends – the tax rate is 12.5%; (ii) if both the conditions mentioned in clause (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate applicable to an Approved Enterprise (under The Law for the Encouragement of Capital Investments, 1959), the tax rate is 15% (but only if a certificate for a reduced withholding tax rate from the ITA is provided in advance); and (iii) in all other cases, the tax rate is 25%. The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income is attributed to a permanent establishment of the U.S. resident in Israel.

Excess Tax

Individual holders who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) and who have taxable income that exceeds a certain threshold in a tax year (NIS 663,240 for 2022, linked to the Israeli Consumer Price Index), which is approximately USD 194,613 based on the representative U.S. dollar – NIS rate of exchange of 3.408 on December 6, 2022), will be subject to an additional tax at the rate of 3% on his or her taxable income for such tax year that is in excess of such amount. For this purpose, taxable income includes inter alia, taxable capital gains from the sale of securities and taxable income from interest and dividends, subject to the provisions of an applicable double tax treaty.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

U.S. Federal Income Tax Considerations

The following is a description of the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of the ADSs by a “U.S. Holder,” as defined below. This description addresses only the U.S. federal income tax consequences to holders that are initial purchasers of the ADSs pursuant to this offering and that will hold such ADSs as capital assets, and does not address any U.S. tax consequences to “Non-U.S. Holders,” as defined below. This description does not address tax considerations applicable to holders that may be subject to special tax rules, including, without limitation:

●	banks, financial institutions or insurance companies;

●	real estate investment trusts, regulated investment companies or grantor trusts;

●	dealers or traders in securities, commodities or currencies;

●	tax exempt entities or organizations;

●	certain former citizens or residents of the United States;

●	persons that received ADSs as compensation for the performance of services;

●	persons that will hold ADSs or as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

●	partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass- through entities, or holders that will hold ADSs or through such an entity;

●	U. S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; or

●	holders that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares.

Moreover, this description does not address the U.S. federal estate, gift, or alternative minimum tax consequences, or any U.S. state, local or non-U.S. tax consequences of the acquisition, ownership and disposition of the ADSs.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service, or IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of the ADSs or that such a position would not be sustained. Holders should consult their own tax advisers concerning the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of the ADSs in their particular circumstances.

For purposes of this description, the term “U.S. Holder” means a beneficial owner of the ADSs that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected to be treated as a domestic trust for U.S. federal income tax purposes.

A “Non-U.S. Holder” is a beneficial owner of the ADSs that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds ADSs, the U.S. federal income tax consequences relating to an investment in the ADSs will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax consequences of acquiring, owning and disposing of the ADSs in its particular circumstances.

Persons considering an investment in the ADSs should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of the ADSs, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Exchange of ADSs for ordinary shares

In general, if you hold ADSs, you will be treated as the holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, gain or loss generally will not be recognized if you exchange ADSs for the underlying ordinary shares represented by those ADSs. In addition, you will receive a basis in your ordinary shares equal to the basis of your ADSs exchanged for such shares.

Taxation of Dividends and Other Distributions on the ADSs

Subject to the discussion below under “Passive Foreign Investment Company Consequences,” if you are a U.S. Holder, the gross amount of any distribution made to you with respect to your ADSs before reduction for any Israeli taxes withheld therefrom, generally will be includible in your income as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on ADSs applicable to “qualified dividends”, provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Moreover, such lower rate of taxation will not apply if we are a PFIC for the taxable year in which we pay a dividend or the preceding taxable year. Dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. To the extent that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of your adjusted tax basis in your ADSs and thereafter as either long-term or short-term capital gain depending upon whether the U.S. Holder has held the ADSs for more than one year.

If you are a U.S. Holder, dividends paid to you with respect to your ADSs will be foreign source income for foreign tax credit purposes. Subject to certain conditions and limitations, Israeli tax withheld on dividends may generally be deducted from your taxable income or credited against your U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends generally constitute “passive category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

The amount of a distribution paid to a U.S. Holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. Holder receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. Holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in foreign currency are converted into U.S. dollars on the day they are received, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend.

Sale, Exchange or Other Disposition of ADSs

Subject to the discussion below under “Passive Foreign Investment Company Consequences,” if you are a U.S. Holder, you generally will recognize gain or loss on the sale, exchange or other disposition of the ADSs equal to the difference between the amount realized on such sale, exchange or other disposition and your adjusted tax basis in the ADSs, and such gain or loss will be capital gain or loss. The adjusted tax basis in an ADS generally will be equal to the cost of such ADS. If you are a non-corporate U.S. Holder, capital gain from the sale, exchange or other disposition of an ADS is generally eligible for a preferential rate of taxation applicable to capital gains, if your holding period determined at the time of such sale, exchange or other disposition for such ADS exceeds one year (i.e., such gain is long-term capital gain). The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. A foreign tax credit for foreign taxes imposed on capital gains may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and it is possible that the ability of a U.S. Holder to claim a foreign tax credit for any such Israeli tax will be limited. You should consult your tax advisor to determine whether, and to what extent, you will be entitled to this credit.

Passive Foreign Investment Company Consequences

We will likely be classified as a Passive Foreign Investment Company (PFIC) for the 2022 tax year. If we are classified as a PFIC for 2022 or in any other taxable year, a U.S. Holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either:

●	at least 75% of its gross income is “passive income”; or

●	at least 50% of the average quarterly value of its total gross assets (which may be determined in part by the market value of the ADSs, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of the ADSs. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. If we are classified as a PFIC in any year with respect to which a U.S. Holder owns ADSs, we will generally continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns ADSs, regardless of whether we continue to meet the tests described above.

Our PFIC status is based on our income, assets and activities for the entire taxable year and therefore it is not possible to determine with certainty whether we will be characterized as a PFIC for the 2022 taxable year until after the close of the year. In addition, our status as a PFIC may depend on how quickly we utilize the cash proceeds from this offering in our business, which we cannot currently determine with certainty.

If we are a PFIC, and you are a U.S. Holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the ADSs) and (b) any gain realized on the sale or other disposition of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (i) the excess distribution or gain had been realized ratably over your holding period, (ii) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax, at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest change discussed below), and (iii) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions.” Certain elections may be available that would result in an alternative treatment (such as mark-to-market treatment) of the ADSs.

If a U.S. Holder makes the mark-to-market election, then, in lieu of being subject to the tax and interest charge rules discussed above, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in its ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election).

The mark-to-market election is available only if we are a PFIC and the ADSs are “regularly traded” on a “qualified exchange.” The ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq is a qualified exchange for this purpose. Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the tax and interest charge rules discussed above with respect to such holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including stock in any of our subsidiaries that are treated as PFICs. If a U.S. Holder makes a mark-to market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

If we are determined to be a PFIC, the general tax treatment for U.S. Holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. Holders in respect of any of our subsidiaries that also may be determined to be PFICs.

If we are a PFIC and a U.S. Holder makes a Qualified Electing Fund Election under Section 1295 of the Code (“QEF Election”) for the first tax year in which its holding period of its ADSs begins, such U.S. Holder generally will not be subject to the PFIC rules discussed above with respect to its ADSs. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital gain, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, a U.S. Holder that makes a QEF Election may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the ADSs to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of ADSs.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as timely if it is made for the first year in the U.S. Holder’s holding period for the ADSs in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in a subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during a subsequent tax year in which the Company qualifies as a PFIC.

U.S. Holders should be aware that, for each tax year that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record-keeping requirements or make available to U.S. Holders a PFIC Annual Information Statement or any other information such U.S. Holders require to make a QEF Election with respect to the Company or any subsidiary that also is classified as a PFIC.

For any taxable year that we determine that we are a PFIC, we may (i) provide notice of our status as a PFIC as soon as practicable following such taxable year; and (ii) comply with all reporting requirements necessary for U.S. Holders to make QEF elections, including providing to shareholders upon request the information necessary for such an election.

U.S. Holders should consult their tax advisors regarding application of the PFIC rules, including with respect to making determinations whether any of the QEF elections would be available if we do not provide the information necessary for U.S. Holders to make QEF elections and if so, what the consequences of the alternative treatments would be in their particular circumstances.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may apply to a portion of their “excess distribution” income arising from distributions made on ADSs, or from the disposition of ADSs. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the ADSs.

Certain Reporting Requirements with Respect to Payments of Offer Price

U.S. Holders paying more than USD 100,000 for ADSs generally will be required to file IRS Form 926 reporting the payment of the Offer Price for ADSs to us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. Each U.S. Holder should consult its own tax advisor as to the possible obligation to file IRS Form 926.

Backup Withholding Tax and Information Reporting Requirements

U.S. backup withholding tax and information reporting requirements may apply to certain payments to certain holders of ADSs Information reporting generally will apply to payments of dividends on the ADSs, and to proceeds from the sale or redemption of ADSs made within the United States, or by a U.S. payer or U.S. middleman, to a holder of ADSs, other than an exempt recipient (including a payee that is not a U.S. person that provides an appropriate certification and certain other persons). A payer may be required to withhold backup withholding tax from any payments of dividends on the ADSs, or the proceeds from the sale or redemption of ADSs within the United States, or by a U.S. payer or U.S. middleman, to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the beneficial owner’s U.S. federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. Holders who are individuals are required to report information relating to an interest in the ADSs, subject to certain exceptions (including an exception for shares held in accounts maintained by financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of ADSs.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ADSs IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

We previously entered into an Open Market Sale AgreementSM, or the Sales Agreement with Jefferies LLC, or Jefferies. Pursuant to this prospectus and the accompanying base prospectus, we may offer and sell up to USD 11,600,000 of our ADSs. Sales of ADSs, if any, under this prospectus and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell ADSs under the Sales Agreement, we will notify Jefferies of the number of ADSs to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such ADSs up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell ADSs are subject to a number of conditions that we must meet.

The settlement of sales of ADSs is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of ADSs as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we, the Depositary and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 4.0% of the aggregate gross proceeds we receive from each sale of ADSs. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed USD 150,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately USD 103,059, assuming we sell USD 11,600,000 of ADSs. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us prior to the open on the TASE on the TASE trading day following each day on which ADSs are sold under the Sales Agreement. Each confirmation will include the number of ADSs sold, the aggregate gross proceeds of such sales and the proceeds to us. In connection with the offer and sale of the ADS on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of ADSs pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all ADSs subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement was filed as an exhibit to the registration statement of which this prospectus forms a part, and incorporated by reference in this prospectus.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

The Depositary for the ADSs to be issued in this offering is The Bank of New York Mellon. Jefferies LLC address is 520 Madison Avenue, New York, NY 10022.

LEGAL MATTERS

The validity of the ordinary shares being offered pursuant to this prospectus, as well as certain legal matters concerning this offering, will be passed upon for us by the ABZ Law Office of Jerusalem, Israel. Certain legal matters concerning this offering, will be passed upon for us by Haynes and Boone LLP, New York, New York. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York, with respect to U.S. federal law, and Gornitzky & Co., Tel Aviv, Israel, with respect to Israeli law.

EXPERTS

The consolidated financial statements of Purple Biotech Ltd. and its subsidiaries as of December 31, 2021 and 2020 and for each of the years in the three-year period ended December 31, 2021, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

From time to time, we may become party to legal proceedings and claims in the ordinary course of business or otherwise.

2015 Motion to Approve a Class Action in Israel

On December 3, 2015, we announced that we received a lawsuit and motion to approve the lawsuit as a class action lawsuit pursuant to the Class Action Lawsuits Law 5766-2006 (the “2015 Motion”) which was filed against us and our directors at the Tel Aviv District Court (Economic Division). The 2015 Motion is with respect to asserted claims for damages to the holders of our securities listed on the Tel Aviv Stock Exchange, arising due to the public offering of our initial public offering of our securities in the U.S. during November 2015. In the 2015 Motion it was claimed that the class the petitioners are seeking to represent includes anyone holding our shares at the start of trading on November 22, 2015 exclusive of the respondents and/or anyone acting on their behalf and/or any affiliates thereof and excluding anyone whose rights to our shares derive from ADS certificates issued in the U.S to such extent as derived therefrom; and any holders of our Series 2 TASE listed warrants as of the start of trading on November 22, 2015, exclusive of the respondents and/or anyone acting on their behalf and/or any affiliates thereof (the “Purported Class”). The total amount claimed from all defendants, if the 2015 Motion is certified as a class action, as set forth in the motion is approximately NIS 16.4 million (approximately USD 5.3 million). In addition to this amount, the petitioners in the motion are seeking remedies in order to redress discrimination against the Purported Class owing to the dilution caused by the public offering, including the possibility that the Purported Class should be awarded from us amounts reflecting the losses of the Purported Class from a possible price increase in our shares following the announcement of the Phase III clinical trial results.

We announced that we reject the claims asserted in the 2015 Motion and delivered our response to the court, and a preliminary hearing was held by the court on September 12, 2016. At such hearing the court determined that certain claims of the petitioners in connection with alleged personal interests by affiliates of ours in connection with the public offering of our initial public offering of our securities in the U.S. during November 2015 are not part of the grounds for the 2015 Motion and no remedies shall be sought by the petitioners in connection therewith. The parties subsequently filed various motions in connection with discovery. On October 24, 2017, the court issued a ruling to stay proceedings in this matter until January 15, 2018 due to the then-ongoing formal investigation by the Israeli Securities Authority (respectively, the “ISA Investigation” and the “ISA”). This stay was subsequently extended by the court, which ruled that the stay of proceedings shall remain in place pending delivery of a notice to the court by the ISA with respect to an update on the ISA Investigation. At the request of the ISA, this stay was subsequently extended several times by the court. Following approval of an enforcement arrangement in connection with the ISA Investigation, the stay was lifted. On January 7, 2020, a pre-trial proceeding, prior to evidentiary hearing, took place. On April 27, 2022 the evidentiary hearing took place. On October 10, 2022, the petitioners furnished their summaries and we are required to furnish our summaries by December 19, 2022.

On November 8, 2016, a shareholder of ours submitted a request to the court in connection with the 2015 Motion to be excluded from the Purported Class and claiming to have independent causes of action and claims of approximately NIS 1 million (USD 322 thousand) (the “Petition to Exclude”). We responded to the court, and, amongst other arguments, we noted that pursuant to the Class Action Lawsuits Law 5766-2006 and the Regulations enacted thereunder, at the current stage of the court proceedings with respect to the 2015 Motion such shareholder cannot petition to be excluded from the Purported Class. The court ordered the shareholder to respond to our response and he has done so. In May 2018, the shareholder filed an independent lawsuit against us in the Haifa Magistrates Court seeking damages of approximately NIS 1.1 million (approximately USD 354 thousand) and for the purposes of the court fees, the amount claimed was reduced to 750,000 NIS (USD 241 thousand) (the “Separate Lawsuit”). In August 2018, the Haifa Magistrates Court transferred the Separate Lawsuit to the Tel Aviv Magistrates Court. We are of the view that such shareholder’s claims are identical to the asserted claims for damages in the 2015 Motion, and we notified the court of such and sought a stay of proceedings pending the outcome of the 2015 Motion. A preliminary hearing on our motion to dismiss the Separate Lawsuit and/or stay the proceedings was held in May 2019, at which the court dismissed the claim without prejudice. This shareholder subsequently filed a new separate claim against the Company in the Haifa District Court – Economic Division, which was transferred to the Tel Aviv District Court – Economic Division. In January 2020, the Tel Aviv District Court – Economic Division accepted the Company’s position that the shareholder’s claims are identical to the asserted claims for damages in the 2015 Motion, and entered a stay of proceedings pending the outcome of the 2015 Motion.

We have been advised by our attorneys that the likelihood of us not incurring any financial obligation as a result of the 2015 Motion and the Separate Lawsuit exceeds the likelihood that we will incur a financial obligation. At this stage however, we are unable, with any degree of certainty, to make any other evaluations or any other assessments with respect to the 2015 Motion’s and/or the Separate Lawsuit’s probability of success or the scope of potential exposure, if any.

2017 Motions to Approve a Class Action in Israel

On February 16, 2017, we announced that four lawsuits and motions to approve the lawsuits as a class action lawsuit were filed against us and certain of our office holders in the Tel Aviv District Court (Economic Division), and served on us, with each such motion relating to the ISA Investigation into our public disclosures around certain aspects of the studies related to our then lead drug candidate, Consensi (the “2017 Motions”). One of these motions was subsequently withdrawn.

The petitioners in one of the motions petitioned the court to dismiss the other 2017 Motions (“Petition for Dismissal”). On December 19, 2017, the court granted the Petition for Dismissal and dismissed the other outstanding 2017 Motions.

The remaining motion from the 2017 Motions (the “Surviving Motion”) was filed against us, our executive directors and certain of our present and former directors, by certain shareholders who are requesting to act as representatives of all shareholders of record from December 10, 2015 until February 6, 2017. The plaintiffs allege, among other things, that we included misleading information in our public filings which caused the class for which the plaintiffs are seeking recognition, an aggregate loss of approximately NIS 29 million (approximately USD 9.3 million). The court ordered a stay of proceedings due to the then-ongoing ISA Investigation. Following approval of an enforcement arrangement in connection with the ISA Investigation, the stay was lifted. On May 29, 2020 the petitioners in the Surviving Motion filed an amended lawsuit and motion to approve the lawsuit as a class action. On November 15, 2020, the respondents filed their responses to the amended motion to approve the lawsuit as a class action. Following the submission of these responses, and as suggested by the court, the parties attended mediation, but without success. The plaintiffs then filed a motion to submit a new expert opinion as a response to the respondents’ claims. The court approved the motion on January 3, 2022. On April 7, 2022 the plaintiffs provided their answer to the respondents’ responses, which included a new opinion. Evidentiary hearings took place on November 13, 2022, November 20, 2022 and November 22, 2022. The date for submission of the parties’ final summaries has not yet been set by the court.

The company rejects the claims in the Surviving Motion. At this preliminary stage we are unable, with any degree of certainty, to make any evaluations or any assessments with respect to the Surviving Motion as to the probability of success or the scope of potential exposure, if any, including, without limitation, the effects of the Enforcement Arrangement and/or the Settlement of the U.S. Class actions (see below) may have on the Surviving Motion.

U.S. Class Actions

In February 2017, class actions lawsuits largely relating to the same matters were filed in the State of California and in the United States District Court for the Southern District of New York against us, our former CEO and former CFO, and in the California lawsuits, against the underwriters of our November 2015 initial public offering in the U.S.A. We finalized a settlement agreement with respect to the class actions lawsuits which were filed in the State of California and in the U.S. federal courts against us, our former CEO and former CFO, and in the California lawsuits, against the underwriters of our November 2015 initial public offering in the United States, which was approved by the court on March 22, 2019. Under the terms of the settlement, the classes in all of the actions received aggregate consideration of USD 2.0 million (the “US Settlement”). The US Settlement consideration, as well as ancillary expenses, were funded by our insurance carriers. The US Settlement contained no admission of wrongdoing and reiterates that we have always maintained and continue to believe that we did not engage in any wrongdoing or otherwise commit any violation of federal or state securities laws or other laws, including, without limitation, vigorous denials that our public statements were misleading; that we failed to disclose any material information from investors; that we acted in any deceitful manner; that any investment losses sustained by the classes were caused by our or other defendants’ alleged misconduct, and that they have any liability to the classes in these actions. The US Settlement also reiterates that our counsel also has researched the applicable law and believes that we and other defendants can successfully defend against all claims in the actions, and that they continue to believe that the claims asserted in the actions have no merit, and the classes have no evidence to support their claims.

Atzmon Claim

It was brought to our attention that on November 17, 2022, Fidelity Venture Capital Ltd., a private Israeli company (“Fidelity VC”) and Mr. Dror Atzmon, an Israeli resident and citizen and believed to be the sole shareholder of Fidelity VC (Mr. Atzmon, together with Fidelity VC, the “Atzmon Plaintiffs”), filed a statement of claim at the Economic Division of the Tel Aviv District Court (the “Atzmon Claim”) against the Company and a number of other defendants, including our former CEO. To our knowledge the Atzmon Plaintiffs are seeking approximately NIS 9 million (approximately USD 2.5 million at current exchange rates) in damages in connection with various claims relating to claimed contractual breaches and torts arising from an alleged contractual undertaking for the Company to engage the Atzmon Plaintiffs to provide advisory services to the Company following our initial public offering on NASDAQ in November 2015. We have not yet been served with the statement of claim and all of its supporting documentation, and to the best of our knowledge neither have any of the other defendants to the claim. We reject all the claims in the Atzmon Claim. At this preliminary stage we are unable, with any degree of certainty, to make any evaluations or any assessments with respect to the probability of success or the scope of potential exposure, if any, of the Atzmon Claim.

BIRAD Lawsuit

On December 21, 2020, Bar Ilan University and BIRAD Research & Development Company Ltd. (the “University” and “BIRAD”, respectively) filed a statement of claim to the court against TyrNovo, its officer and others. In the claim, the petitioners allege that the University is the rightful owner of one of the patents owned by TyrNovo (the “BIRAD Lawsuit”). The invention underlying the patent application is based on experiments which were performed under a services agreement between BIRAD and TyrNovo. The main remedy sought by the petitioners was a declaratory relief under which the University is declared the owner of such patent.  On May 16, 2022, the Tel Aviv District Court fully dismissed with prejudice the BIRAD Lawsuit. The Court’s full dismissal of the BIRAD Lawsuit was based on a mediation arrangement signed between TyrNovo, all other defendants in the BIRAD Lawsuit, the University and BIRAD on May 16, 2022. Under the terms of such mediation arrangement, TyrNovo retains ownership of its patent and other intellectual property rights as stipulated in the Services Agreement.

 Other than as described above, we are not currently a party to any significant legal or arbitration proceedings involving any third-party, including governmental proceedings, pending or known to be contemplated, which may have, or have had in the recent past, significant effects on the Company’s financial position or profitability.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the offering of our securities offered hereby. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are required to file reports and other information with the SEC under the Exchange Act, and the regulations thereunder applicable to foreign private issuers. We also furnish to the SEC under cover of a Report on Form 6-K any material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. You may read the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s web site at http://www.sec.gov.

As a foreign private issuer, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year ending December 31, our Annual Report on Form 20-F containing financial statements which are examined and reported on, with an opinion expressed, by an independent registered public accounting firm. In accordance with the Nasdaq Listing Rules, as a foreign private issuer we are required to submit on a Form 6-K our interim balance sheet and income statement as of the end of the second quarter of each fiscal year.

In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Since our ordinary shares are traded on the TASE, we also presently report to the Israel Securities Authority (the “ISA”) and TASE in accordance with the Securities Regulations (Periodic and Immediate Reports of a Foreign Body Corporate) 5761-2000 (the “Dual-Listed Reporting Requirements”), promulgated under the Israeli Securities Law, 5728-1968. Pursuant to the Dual-Listed Reporting Requirements, we prepare our periodic and immediate reports in accordance with U.S. securities laws and reporting requirements. Our major shareholders are required to make applicable ownership disclosures in accordance with U.S. securities laws and reporting requirements. We generally initially file or furnish our reports, as applicable, to the SEC. We then submit copies of the SEC filings and submissions to ISA and TASE, including any filings made by our major shareholders with respect to their holdings in Purple Biotech Ltd., in accordance with the Dual-Listed Reporting Requirements. Such copies can be retrieved electronically through the websites for listed company reports of ISA (www.magna.isa.gov.il) and TASE (www.maya.tase.co.il). The submission by us to ISA or TASE of a copy of any registration statement, prospectus or prospectus supplement originally filed by us with the SEC pursuant to rules which require such filing in connection with an offering and sale of securities in the United States, should not be deemed an admission by us that such submission to ISA and TASE is required of us under the Israeli Securities Law 5728-1968 and the Securities Regulations (Periodic and Immediate Reports of Foreign Corporation) 5761-2000, nor an admission by us that such submission was delivered pursuant to the aforesaid Israeli laws and regulations.

As permitted under the Companies Law, and the Companies Regulations (Notice and Proxy Statement Concerning a General Meeting and a Class Meeting in a Public Company and the Addition of an Item to the Meeting Agenda) 5760 – 2000 (the “Notice Regulations”) which were enacted pursuant to such law, and as set forth in our amended and restated articles of association, we not required to physically deliver a notice of a shareholders meeting, a proxy statement or a voting slip. We prepare notices of general meetings of our shareholders, as well as the accompanying proxy statements, voting slips and voting instruction forms (collectively, the “Proxy Materials”) in accordance with applicable laws, rules and regulations and disclosure requirements in the State of Israel, as such are applicable to a company whose shares are traded on both the TASE and the Nasdaq, and which reports to the SEC as a foreign private issuer and to ISA and the TASE in accordance with the Dual-Listed Reporting Requirements. Our Proxy Materials may not necessarily be mailed to our beneficial shareholders in Israel, or to our beneficial ADS holders in the U.S. We will furnish to the SEC on Form 6-K the forms of our Proxy Materials, and they will be made available to the public on the SEC’s website at www.sec.gov. We will also submit the Proxy Materials to the ISA and TASE and they will be made available to the public on their respective websites for listed company reports: www.magna.isa.gov.il and www.maya.tase.co.il. We will also include the Proxy Materials on our corporate website, to the extent required under the Companies Law and the applicable regulations enacted thereunder governing publication of notices of general meetings of our shareholders and the distribution of the Proxy Materials. The circulation of by us of any Proxy Materials should not be taken as an admission that we are subject to the proxy rules under the Exchange Act, nor as an admission that in doing so we are not availing, nor that we may not avail, ourselves of any, or all of, the exemptions set forth under Regulation 3 of the Companies Regulations (Relief Regulations for Companies Whose Securities are Listed for Trading on an Exchange Outside of Israel), 5760-2000. Furthermore, nothing in the form or content of, and/or the language in, any of our Proxy Materials should be taken as an admission by us with respect to that which is stated under Regulation 5 of the Notice Regulations concerning the applicability (or lack thereof) of instructions under relevant non-Israeli law as to the content our Proxy Materials, insofar as such may apply to certain matters on the agenda of the applicable meeting of securities holders.

We maintain a corporate website at www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

Any statements in this prospectus about any of our agreements, contracts or other documents is not necessarily complete. If the agreement, contract or document is filed as an exhibit to any of our reports incorporated by reference into this prospectus, such agreement, contract or document is deemed to modify the description contained in this prospectus. We urge you to review the exhibits themselves for a complete description of the agreement, contract or document.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, and certain exceptions, Israeli courts may enforce a United States judgment in a civil matter which is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgments are obtained from a court of competent jurisdiction according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

●	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19715 Tel: +1 (302) 738-6680 as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	The description of our ordinary shares, no par value per share, and the American Depositary Shares representing the ordinary shares, contained in Exhibit 2.1 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 9, 2022;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 9, 2022; and

●	our Reports on Form 6-K furnished to the SEC on January 6, 2022, February 4, 2022, February 9, 2022, April 11, 2022 (as amended by Form 6-K/A furnished on April 11, 2022), May 2, 2022, May 12, 2022, May 18, 2022, May 27, 2022, June 6, 2022, July 14, 2022, July 18, 2022, August 4, 2022, August 25, 2022, November 2, 2022, November 8, 2022, November 9, 2022 and November 15, 2022.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Purple Biotech Ltd.

4 Oppenheimer Street, Science Park,

Rehovot 7670104, Israel

Tel: +972-3-933-3121; Fax: +972-3-509719

Attention: Chief Financial Officer

Purple Biotech Ltd.

Up to USD 11,600,000

American Depositary Shares Representing Ordinary Shares

PROSPECTUS

Jefferies

                                    , 2022

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of a fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Securities Law, 5728 – 1968 (“Securities Law”) a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a monetary liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or in connection with a monetary sanction;

●	a monetary liability imposed on him or her in favor of a payment for a breach offended at an Administrative Procedure (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

●	expenses associated with an Administrative Procedure conducted regarding an office holder, including reasonable litigation expenses and reasonable attorneys’ fees; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of a fiduciary duty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a monetary liability imposed on the office holder in favor of a third party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of fiduciary duty, except for indemnification and insurance for a breach of the fiduciary duty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders.

The compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and board of directors may approve the inclusion of each director under the coverage of our directors and officers insurance policy without the need for shareholder approval, if they determine that, pursuant to the leniencies set forth in Regulation 1B1 of the Relief Regulations, the provision of such insurance coverage to the directors under our directors and officers insurance policy is being granted on market terms, and with no material adverse effect on our profits, assets or obligations, and is consistent with our Compensation Policy which was approved by our shareholders in accordance with the Companies Law, and is the same as the coverage provided to all of our other directors.

The compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and board of directors may approve the issuance to directors of our standard letters of waiver of liability and indemnification, immediately, as of the date of their respective appointments as directors, with the approval by our shareholders being deferred to the next general meeting of our shareholders following such approval, if they determine that, pursuant to the leniencies set forth in Regulation 1B4 of the Relief Regulations, that the letters which we issue to the appointed directors are consistent with our Compensation Policy which was approved by our shareholders in accordance with the Companies Law, and are no more beneficial to the Appointed Directors as such letters previously issued to our other directors.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy.

We have issued letters of indemnity (the “Indemnity Letters”) to each of our current office holders pursuant to which we undertook to indemnify such office holders to the fullest extent permitted by applicable law, to the extent that these liabilities are not covered by insurance. This indemnification is limited to events determined as foreseeable by our Board of Directors based on our activities, as set forth in the Indemnity Letters. According to the Indemnity Letters, the total accumulative sum of indemnification that may be paid by us to all office holders will not exceed a sum equal to 25% of our shareholders’ equity according to our latest audited or reviewed consolidated financial statements, as the case may be, as of the date of indemnification. The payment of indemnity amounts will not prejudice the right of office holders to receive insurance coverage benefits. Once we have paid to our office holders the aggregate maximum indemnity amount that we may pay to all our office holders, we will not pay additional indemnity amounts unless the payment of these additional amounts is approved by the authorized corporate bodies according to the applicable law at the time of payment of the additional indemnity sums, and subject to an amendment to our articles of association if required by applicable law at such time.

In addition, we have issued letters of exemption to each of our current office holders exculpating them from a breach of their duty of care to us to the fullest extent permitted by law.

We expect to indemnify our officers and directors for obligations, including the deductibles for our directors’ and officers’ liability insurance policy, and we may be required to pay costs and expenses they may incur related to the 2015 Motion, the 2017 Motions and the Atzmon Claim all as described in “Legal Proceedings” in the sales prospectus that forms a part of this Registration Statement on Form F-3, pursuant to the Indemnity Letters issued to our directors and officers. To our knowledge, other than with respect to the foregoing proceedings, there is no previous or pending litigation or proceeding against any of our office holders as to which indemnification is being, or may be sought, nor are we aware of any other pending or threatened litigation or proceeding that may result in claims for indemnification by any office holder.

Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

The index to exhibits appears below on the page immediately preceding the signature pages of this Registration Statement.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1****	Form of Underwriting Agreement
1.2

Open Market Sale AgreementSM, dated as of June 9, 2021, by and between the Company and Jefferies LLC (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 9, 2021)

3.1	Memorandum of Association of the Registrant (originally filed as Exhibit 99.3 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on December 10, 2020 and incorporated herein by reference thereto)
3.2

Amended and Restated Articles of Association of the Registrant (originally filed as Exhibit 99.2 to the Registrant’s Form 6-K furnished to with the Securities and Exchange Commission on December 10, 2020 and incorporated herein by reference thereto)

4.1

Form of Deposit Agreement among the Registrant, the Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued hereunder (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 24, 2015)

4.2

Form of American Depositary Receipt included as Exhibit A to the Deposit Agreement among the Registrant, the Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued hereunder (incorporated by reference to the prospectus filed with the Securities and Exchange Commission on December 22, 2020)

4.3	Form of Underwriters’ Warrant (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on November 18, 2015)
4.4

Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on June 27, 2016)

4.5	Stock Purchase Agreement, dated January 12, 2017, by and between the Registrant and Goldman Hirsh Partners Ltd. (incorporated by reference to Exhibit 2.8 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017).
4.6

Form of Warrant issued to purchasers in the July 2017 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on July 14, 2017)

4.7	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on July 14, 2017)
4.8

Stock Purchase Agreement, dated October 3, 2017, by and among the Registrant, Certain Stockholders of TyrNovo Ltd. and the Stockholders’ Representative (incorporated by reference to Exhibit 2.13 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 5, 2018)

4.9

Form of Warrant issued to purchasers in the June 2018 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 5, 2018)

4.10	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 5, 2018)
4.11

Form of Warrant issued to purchasers in the January 2019 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on January 18, 2019)

4.12	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on January 18, 2019)
4.13	Form of Shareholder Undertaking and Agreement, dated January 7, 2020, between Purple Biotech Ltd. and the shareholders signatory thereto (incorporated by reference to Exhibit 4.17 to the Registrant’s Registration Statement on Form F-1/A filed with the Securities and Exchange Commission on March 10, 2020)
4.14	Form of Warrant, dated January 7, 2020, between Purple Biotech Ltd. issued to former FameWave shareholders (incorporated by reference to Exhibit 4.18 to the Registrant’s Registration Statement on Form F-1/A filed with the Securities and Exchange Commission on March 10, 2020)

4.15

Form of Ordinary Warrant issued to purchasers in the March 2020 public offering (incorporated by reference to Exhibit 4.19 to the Registrant’s Registration Statement on Form F-1/A filed with the Securities and Exchange Commission on March 10, 2020)

4.16

Form of Pre-funded Warrant issued to purchasers in the March 2020 public offering (incorporated by reference to Exhibit 4.20 to the Registrant’s Registration Statement on Form F-1/A filed with the Securities and Exchange Commission on March 10, 2020)

4.17

Form of Placement Agent Warrant issued to Placement Agent in the March 2020 public offering (incorporated by reference to Exhibit 4.21 to the Registrant’s Registration Statement on Form F-1/A filed with the Securities and Exchange Commission on March 10, 2020)

4.18	Form of Warrant issued to investors in the April 2020 private placement (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on April 20, 2020)
4.19	Form of Placement Agent Warrant issued to Placement Agent in the April 2020 private placement (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on April 20, 2020)
4.20	Form of Warrant issued to investors in the May 2020 private placement (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on May 8, 2020)
4.21	Form of Placement Agent Warrant issued to Placement Agent in the May 2020 public offering (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on May 8, 2020)
4.22	Form of Warrant issued to purchasers in the June 2020 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 25, 2020)
4.23	Form of Placement Agent Warrant issued to Placement Agent in the June 2020 public offering (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K/A furnished to the Securities and Exchange Commission on June 29, 2020)
4.24****	Form of Warrant
4.25****	Form of Overallotment Purchased Right
4.26****	Form of Subscription Right Agreement (including form of Right Certificate)
4.27****	Form of Unit Agreement (including form of Unit Certificate)
4.28****	Form of Capital Note
5.1±	Opinion of Law Office of Avraham Ben-Tzvi, Adv.
5.2±	Opinion of Haynes and Boone LLP, U.S. legal counsel to the Registrant.
23.1±	Consent of Law Office of Avraham Ben-Tzvi, Adv. (included in Exhibit 5.1)
23.2±	Consent of Haynes and Boone, LLP (included in Exhibit 5.2)
23.3±	Consent of Somekh Chaikin, independent registered public accounting firm, a Member Firm of KPMG International.
24.1±	Power of Attorney (included on signature page)
107±	Filing Fee Table

±	Filed herewith

****	To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rehovot, Israel on December 7, 2022.

PURPLE BIOTECH LTD.

By:	/s/ Gil Efron
	Name:	Gil Efron
	Title:	Chief Executive Officer

By:	/s/ Lior Fhima
	Name:	Lior Fhima
	Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned officers and directors of Purple Biotech Ltd., a company incorporated under the laws of the State of Israel, do hereby constitute and appoint Gil Efron and Lior Fhima, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Eric K. Rowinsky	Chairman of the Board of Directors	December 7, 2022
Eric K. Rowinsky

/s/ Isaac Israel	Director	December 7, 2022
Isaac Israel

/s/ Simcha Rock	Director	December 7, 2022
Simcha Rock

/s/ Ido Agmon	Director	December 7, 2022
Ido Agmon

/s/ Steven Steinberg	Director	December 7, 2022
Steven Steinberg

/s/ Robert Gagnon	Director	December 7, 2022
Robert Gagnon

/s/ Suzana Nahum-Zilberberg	Director	December 7, 2022
Suzana Nahum-Zilberberg /s/ Ori Hershkovitz	Director	December 7, 2022
Ori Hershkovitz

/s/ Gil Efron	Chief Executive Officer (Principal Executive Officer)	December 7, 2022
Gil Efron

/s/ Lior Fhima	Chief Financial Officer	December 7, 2022
Lior Fhima	(Principal Financial Officer and Principal Accounting Officer)

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-3 on this 7th day of December, 2022.

By:	Puglisi & Associates
Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director